Exhibit 10.7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Execution Version

GAS PROCESSING AND FRACTIONATION AGREEMENT

dated as of

OCTOBER 30, 2014

by and between

HESS TRADING CORPORATION,

as Customer

and

HESS TIOGA GAS PLANT LLC,

as Provider

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TABLE OF CONTENTS

		Page
Section 19.10	Preparation of Agreement	34
Section 19.11	Severability	35
Section 19.12	Operating Terms; Service Interface Rules	35
Section 19.13	Counterparts	35

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDICES AND EXHIBITS

APPENDIX I	OPERATING TERMS AND CONDITIONS
APPENDIX II	DEFINITIONS
APPENDIX III	SERVICE INTERFACE RULES

EXHIBIT A-1	PLANT
EXHIBIT A-2	PLANT FACILITIES
EXHIBIT B-1	DEDICATED AREA
EXHIBIT B-2	DEDICATED CONTRACTS
EXHIBIT C	CONFLICTING DEDICATIONS
EXHIBIT D	INITIAL DEVELOPMENT PLAN
EXHIBIT E	INITIAL SYSTEM PLAN
EXHIBIT F	INITIAL MINIMUM VOLUME COMMITMENTS
EXHIBIT G-1	FEES
EXHIBIT G-2	FEE RECALCULATION MODEL
EXHIBIT G-3	TARGET ETHANE RECOVERY TABLES
EXHIBIT H	RECEIPT POINTS
EXHIBIT I	DELIVERY POINTS
EXHIBIT J	INSURANCE
EXHIBIT K	CUSTOMER GUARANTEE
EXHIBIT L	ADDRESSES FOR NOTICE PURPOSES

v

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS PROCESSING AND FRACTIONATION AGREEMENT

THIS GAS PROCESSING AND FRACTIONATION AGREEMENT (as the same may be amended from time to time in accordance herewith, this “Agreement”) is made as of October 30, 2014 (the “Execution Date”), but effective for all purposes as of January 1, 2014 at 12:01 a.m. CCT (the “Effective Time”), by and between Hess Trading Corporation, a Delaware corporation (“Customer”), and Hess Tioga Gas Plant LLC, a Delaware limited liability company (“Provider”). Customer and Provider are sometimes together referred to in this Agreement as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Provider owns, operates and maintains the TGP System (as defined herein), which allows Provider to process Gas (as defined herein) and Injected NGLs (as defined herein) for the extraction of NGLs (as defined herein) and to perform fractionation and other services in connection therewith; and

WHEREAS, Customer owns or Controls (as defined herein), and has the right to Tender (as defined herein), certain Gas (such Gas, “Customer Gas”) and certain Injected NGLs (such Injected NGLs, “Customer Injected NGLs”) into the TGP System, and Provider desires to provide the System Services (as defined herein) for the Customer Gas and Customer Injected NGLs, on the terms and subject to the conditions in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions in this Agreement contained, Provider and Customer hereby agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms in Appendix II attached hereto.

Section 1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement”, “herein”, “hereby”, “hereunder” and “hereof”, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation”. All references to “$” or “dollars” shall be deemed references to “United States dollars”. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles. Pronouns in

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

ARTICLE 2

TGP SYSTEM; TERM

Section 2.1 TGP System. The “Plant” means that certain cryogenic Gas processing and NGL fractionation facility located in Williams County, North Dakota and commonly described as the “Tioga Gas Plant”, as the same is more particularly described on Exhibit A-1. As used herein, the “Plant” shall also include all appurtenant facilities operated by Provider and located on the lands described on Exhibit A-1 (the “Plant Site”), including inlet facilities, residue outlets, pipelines and interconnects with Downstream Facilities, in each case, as such plant, facilities, pipelines and interconnects may be modified and/or extended from time to time, including pursuant to a Plant Expansion. The “Plant Facilities” means those certain pipelines, associated facilities and interconnects with Downstream Facilities that are, in each case, owned and operated by Provider but not located on the Plant Site, including the Hess North Dakota Pipeline, in each case, as the same may be modified and/or extended from time to time, including pursuant to a Facilities Modification, and as the same are more particularly described on Exhibit A-2. The Plant and Plant Facilities are collectively referred to herein as the “TGP System”.

Section 2.2 Term. Subject to earlier termination pursuant to Section 10.1 (a) this Agreement shall commence at the Effective Time and shall remain in effect until the 10th anniversary of the Effective Time (the “Initial Term”), (b) Provider shall have the option, exercisable by the delivery of written Notice to Customer on or before the date that is three Years prior to the expiration of the Initial Term, to renew this Agreement for one additional ten Year period (such second ten Year period, the “Secondary Term”), and (c) thereafter, this Agreement shall automatically renew for successive Yearly periods unless terminated by either Party through the delivery of written Notice to the other Party on or before the date that is 180 Days prior to the end of the Secondary Term or the then-current Yearly term, as applicable (the Initial Term, the Secondary Term and any subsequent Yearly renewal periods, collectively, the “Term”).

ARTICLE 3

SYSTEM SERVICES; PROVIDER COVENANTS

Section 3.1 System Services. Subject to the provisions of this Agreement and rights of all applicable Governmental Authorities, during the Term, Provider shall provide, or cause to be provided, the following services with respect to Customer Gas and Customer Injected NGLs, in each case, in accordance with the terms and conditions of this Agreement (collectively, the “System Services”):

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a) “Processing Services”, which means: (i) the receipt of Customer Gas and Customer Injected NGLs Tendered by or on behalf of Customer at the Receipt Points; (ii) the processing and/or treatment of such Customer Gas; (iii) the fractionation and/or treatment of NGLs; (iv) the redelivery of Residue Gas and NGLs produced from the processing, fractionation and/or treatment, as applicable, of Customer Gas and Customer Injected NGLs and allocable to Customer in accordance with the terms and conditions hereof (such Residue Gas, “Customer Residue Gas”, and such NGLs, “Customer NGLs”) at the relevant Delivery Points (as Nominated by Customer) for Customer’s account, with an equivalent Thermal Content to such Customer Gas and Customer Injected NGLs, less System Fuel and Losses allocated to Customer in accordance with this Agreement; (v) the metering of such Customer Gas and Customer Injected NGLs at the Receipt Points; and (vi) the metering of such Customer Residue Gas and Customer NGLs at the Delivery Points (other than the Loading Points);

(b) “Gas Lift Services”, which means the compressing and redelivery of Customer Residue Gas to the Gas Lift Delivery Points;

(c) “Loading Services”, which means (i) the loading of Customer NGLs onto trucks and rail cars at the Loading Points; and (ii) the metering of Customer NGLs at the Loading Points;

(d) “Transportation Services”, which means the redelivery of Customer Residue Gas at a HNDP Delivery Point; and

(e) those other services to be performed by Provider in respect of Customer Gas and Customer Injected NGLs as set forth in this Agreement.

Section 3.2 Services Standard. Provider agrees to own, operate, and maintain, at its sole cost, risk and expense, the TGP System and the other facilities necessary to provide the System Services contemplated in this Agreement in a good and workmanlike manner in accordance with standards customary in the industry in the geographic area where the TGP System is located.

Section 3.3 Exchange of Information. Each Party agrees to use its reasonable efforts to provide, on a timely basis, such information to the other Party as may be reasonably needed by such other Party to perform its obligations hereunder (including, in the case of Provider, to provide the System Services hereunder).

Section 3.4 Provider’s Discretion to Operate TGP System; Bypass; Ethane Recovery. Provider shall have sole and exclusive control, management, and operational discretion in operating the TGP System. Notwithstanding the foregoing:

(a) Any decision by Provider to curtail or Bypass any System Services hereunder (other than such a decision made pursuant to Section 3.4(b)), or alter the recovery parameters of the processing train, shall be undertaken in the manner set forth in the Operating Terms.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Customer shall have the option, at any time during the Term, to request that all or a portion of the Customer Gas Bypass certain System Services in order for Customer to meet its obligations under contractual requirements with a Downstream Facility. To the extent that such request would not, in Provider’s sole discretion, be reasonably likely to (i) cause Provider to not be able to deliver the System Services hereunder in accordance with this Agreement, (ii) cause Provider, or the TGP System, to be unable to comply with any applicable Law, or (iii) cause any adverse effect on Provider, the TGP System or any other asset of Provider, then, in such case, Provider shall consider such request and use its good faith efforts to implement such request.

(c) The base operating mode of the Plant will be “Ethane Recovery Mode”, for the separate recovery of ethane from the Gas and Injected NGL stream. If Provider, in its sole discretion, believes that operating in Ethane Recovery Mode would be reasonably likely to (w) cause Provider to not be able to deliver the System Services hereunder in accordance with this Agreement, (x) cause Provider, or the TGP System, to be unable to comply with any applicable Law, (y) cause any adverse effect on Provider, the TGP System or any other asset of Provider, or (z) result in Customer Residue Gas (other than any Customer Residue Gas constituting System Fuel and Losses) failing to meet any quality specifications of any Downstream Facility, then, in any such case, Provider may cause the Plant to operate in “Ethane Rejection Mode”. Should Provider intend to cause the Plan to operate in Ethane Rejection Mode pursuant to the preceding sentence, Provider shall give Customer written Notice of such desire as soon as is reasonably practicable following such determination.

(i) Assuming that all Customer Gas and Customer Injected NGLs Tendered by or on behalf of Customer at the Receipt Points meet the respective quality specifications contained in Section 1.1 of the Operating Terms, Provider shall use its commercially reasonable efforts to cause the TGP System to (A) achieve the recovery rates set forth in Exhibit G-3 under the heading “Ethane Recovery Mode” when operating in Ethane Recovery Mode, and (B) achieve the recovery rates set forth in Exhibit G-3 under the heading “Ethane Rejection Mode” when operating in Ethane Rejection Mode.

(ii) To the extent that ethane is not recovered (or is recovered but returned to the Residue Gas stream), it shall be accounted for to Customer as part of Customer Residue Gas. To the extent that ethane is separately recovered (and not returned to the Residue Gas stream), then ethane shall be accounted for to Customer as a Customer NGL.

(d) The base operating mode of the Plant will be “Sulfur Recovery Mode”, for the separate recovery of sulfur from the Gas and Injected NGL stream. If (i) Provider, in its sole discretion, believes that operating in Sulfur Recovery Mode would be reasonably likely to (A) cause Provider to not be able to deliver the System Services hereunder in accordance with this Agreement, (B) cause Provider, or the TGP System, to be unable to comply with any applicable Law, (C) cause any adverse effect on Provider, the TGP System or any other asset of Provider, or (D) result in any Customer Residue Gas (other than any Customer Residue Gas constituting System Fuel and Losses) or NGLs failing to meet any quality specifications of any Downstream Facility, or (ii) the Customer Gas and/or Customer Injected NGLs delivered hereunder contain less than a total of ** percent (**%) by volume of hydrogen sulfide, then, in any such case, Provider may cause the Plant to cease operating in Sulfur

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Recovery Mode. Provider shall give Customer written Notice of any determination made by Provider to cease operating the Plant in Sulfur Recovery Mode as far in advance as is reasonably possible from the date upon which Provider intends to cease operating the Plant in Sulfur Recovery Mode.

Section 3.5 Third Party Facilities. Except for situations of Force Majeure, or as may be required by necessary repairs, maintenance, or outages on the TGP System, or as otherwise agreed by the Parties, Provider shall not utilize or substitute any Gas processing and/or NGL fractionation facilities other than the TGP System for performance of the System Services under this Agreement, and then only with notice to Customer as soon as reasonably practical.

Section 3.6 Reports. Provider shall file all necessary reports and/or notices required by applicable Laws with respect to the performance by Provider of the System Services pursuant to this Agreement.

ARTICLE 4

DEDICATION OF PRODUCTION; CUSTOMER COVENANTS

Section 4.1 Dedication.

(a) Subject to the provisions of Section 4.1 through Section 4.4 and Article 17, Customer exclusively dedicates and commits to deliver to Provider under this Agreement all:

(i) Customer Gas formerly owned or Controlled by Producer and produced from those oil and gas properties located in the area described on Exhibit B-1 (such area, as the same may be modified from time to time by the Parties hereunder, the “Dedicated Area”) that are operated by Producer or that are not operated by Producer, but from which Producer has elected to take its applicable production in-kind (such Gas, “Dedicated Producer Gas”); and

(ii) Customer Gas that Customer owns or Controls through one of the contracts described on Exhibit B-2 (such contracts, the “Dedicated Contracts”).

(b) All Dedicated Producer Gas and all Customer Gas subject to a Dedicated Contract that (i) is not described in Section 4.1(c)(i), (ii) is not subject to a Conflicting Dedication, (iii) has not been reserved and utilized by Customer pursuant to Section 4.3, and (iv) has not been released (either temporarily or permanently) from dedication pursuant to Section 4.4, is referred to collectively hereunder as “Dedicated Production”.

(c) Notwithstanding the foregoing:

(i) any Dedicated Producer Gas (A) that is produced from a well that was drilled and completed, and is operated, in each case, by a Non-Party that is not an Affiliate of Customer, and (B) that such Non-Party operator (and not Customer or any of Customer’s Affiliates) markets under applicable contractual arrangements with respect to such well and such Customer Gas, shall not be considered “Dedicated Production” hereunder; and

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ii) no Dedicated Contract may be amended, modified or otherwise supplemented by Customer such that the volume of Dedicated Production resulting therefrom would be reduced without the prior written consent of Provider, such consent not to be unreasonably withheld; provided, however, that such restrictions shall not apply to (A) any termination or expiration of any such Dedicated Contract pursuant to its terms, or (B) the removal of any individual well from the coverage of any such Dedicated Contract that, on average, produces less than 100 Mcf of Gas a Month.

Section 4.2 Conflicting Dedications. Notwithstanding anything in this Agreement to the contrary, Customer shall have the right to comply with (a) each processing, fractionation or transportation agreement or any commitment or arrangement (including any volume commitment) that is in effect as of the Execution Date and that would require any Customer Gas to be processed or fractionated at any processing or fractionation facility other than the TGP System, including any such agreement, commitment or arrangement burdening properties hereinafter acquired by Customer in the Dedicated Area (each, a “Conflicting Dedication”) that is described in Exhibit C, and (b) any other Conflicting Dedication that is applicable and in effect as of the date that Customer acquires Control of any Gas produced from lands covered by the Dedicated Area that was not under the Control of Customer as of the Execution Date. Notwithstanding the foregoing, Customer shall only have the right to comply with the applicable Conflicting Dedication up to and until the first Day of the Month following the termination of such Conflicting Dedication (without giving effect to any right of Customer to renew or extend the term of such Conflicting Dedication). For the avoidance of doubt, any Customer Gas that, but for a Conflicting Dedication, would be considered “Dedicated Production” hereunder, shall, automatically upon the termination of the applicable Conflicting Dedication, be considered “Dedicated Production” hereunder. As of the Execution Date, Customer represents that, except as set forth in Exhibit C, the Dedicated Production is not subject to any Conflicting Dedication.

Section 4.3 Customer’s Reservations. Customer reserves the following rights respecting Dedicated Producer Gas and all Customer Gas subject to a Dedicated Contract for itself: to deliver or furnish to the applicable lessors and holders of other burdens on production such Customer Gas as is required to satisfy the terms of the applicable oil and gas leases or other applicable instruments.

Section 4.4 Releases from Dedication.

(a) If Provider has failed to complete the facilities necessary to connect a Planned Receipt Point to the TGP System within:

(i) 90 Days of the applicable Target Completion Date contained in the then-currently agreed System Plan, then, upon written Notice from Customer to Provider, Customer shall be entitled to (A) request a temporary Recalculation Election pursuant to Section 7.1(g)(y), in which case (1) the Dedicated Production Estimate that is applicable to such Planned Receipt Point will be deemed deleted from the Dedicated Production Estimate contained in the then-currently agreed Development Plan, (2) the Committed Build-Out at issue (and all Committed Build-Out Costs related thereto) will be deleted from the then-currently agreed System Plan, and (3) the Fees resulting from such Recalculation Election will be utilized, subject to the last sentence of this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 4.4(a)(i), for the remainder of the then-current Year, and (B) a temporary reduction in the then-applicable MVC to reflect the deletion of the applicable portion of the Dedicated Production Estimate, which reduction in MVC will remain in effect, subject to the last sentence of this Section 4.4(a)(i), for the remainder of the then-current Year. Any such temporary Recalculation Election and reduction in MVC shall, in each case, be terminated, and the Fees and MVC shall each revert back to their respective levels prior to such election, upon the completion of the connection of the Planned Receipt Point to the TGP System; or

(ii) 180 Days of the applicable Target Completion Date contained in the then-currently agreed System Plan, then, upon written Notice from Customer to Provider, the volumes of Dedicated Production applicable to such Planned Receipt Point shall be permanently released from the dedication under this Agreement and Customer may deliver and commit such Customer Gas that was formerly Dedicated Production to such other processor or fractionator as it shall determine in its sole discretion.

(b) Certain Dedicated Production may also be temporarily released from dedication under this Agreement in the event of:

(i) any curtailment or interruption of the System Services to be provided to Customer as set forth in Section 8.5(d) or in Section 1.5 of the Operating Terms, in each case, other than any Bypass election;

(ii) a material breach of this Agreement by Provider as provided in Section 13.1(b); or

(iii) an order of a Governmental Authority that causes the curtailment of System Services to Customer as provided in Section 8.2.

(c) In the event that any “Dedicated Production” (as such term is defined in the GGA) is released from the dedication under the GGA, Customer shall have the right to request that the corresponding Dedicated Production also be released from the dedication hereunder. Any such request shall be subject to Provider’s prior written consent, such consent not to be unreasonably withheld. Any such release from dedication hereunder shall last for the duration specified in the request from Customer, but in no event shall such release hereunder be longer than the applicable release under the GGA (and, for the avoidance of doubt, the release requested hereunder may be permanent if the corresponding release from dedication under the GGA is permanent); provided, however, that no such release of Dedicated Production permitted pursuant to this Section 4.4(c) shall result in a reduction in the MVC pursuant to Section 6.1.

ARTICLE 5

DEVELOPMENT PLAN; SYSTEM PLAN; AND PLANT EXPANSIONS

Section 5.1 Development Plans. Customer has provided Provider with a report attached hereto as Exhibit D (the “Initial Development Plan”) describing in detail, as of the Execution Date, the planned development, drilling, production, processing, treating, marketing and other activities to take place with respect to Dedicated Production and Customer Injected

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

NGLs for the applicable Development Period. The information contained in the Initial Development Plan is, with respect to the first three Years covered by the Initial Development Plan, on a Quarter-by-Quarter basis, and with respect to the remaining Years covered by the Initial Development Plan, on a Year-by-Year basis. The Initial Development Plan attached hereto has been approved by the Parties.

(a) From time to time during each Year of the Term, the Parties shall meet to discuss the planned development, drilling, production, processing, treating, marketing and other activities that Customer expects to take place with respect to Dedicated Production and Customer Injected NGLs for the then-applicable Development Period. Customer and Provider shall each make their respective representatives available to participate in such meetings and discussions. No later than August 1 of each such Year, Customer shall provide (or cause to be provided) to Provider a proposed update of the then-currently agreed Development Plan, prepared on the same basis as the Initial Development Plan and describing in detail the planned development, drilling, production, processing, treating, marketing and other activities to take place with respect to Dedicated Production and Customer Injected NGLs for the then-applicable Development Period (any such update, an “Updated Development Plan” and, together with the Initial Development Plan, each, a “Development Plan”).

(b) Each proposed Development Plan shall include information as to the following, in each case, broken out, with respect to the first three Years covered by such Development Plan, on a Quarter-by-Quarter basis, and, with respect to the remaining Years covered by such Development Plan, on a Year-by-Year basis:

(i) forward-looking production estimates for the applicable time period covered by such Development Plan for all Customer Gas and Customer Injected NGLs produced from (A) in the aggregate, all Wells then-existing and (B) in the aggregate, all Wells that are expected to be drilled during the time period covered by such Development Plan (each such Well reflected in such Development Plan, a “Planned Well” and, such collective estimates, both with respect to a particular Quarter and an entire Year, the “Dedicated Production Estimates”);

(ii) (A) each new receipt point (including the location thereof) at the Plant Site proposed by Customer with respect to the Dedicated Production Estimate reflected in such Development Plan (each such receipt point, a “Planned Receipt Point”), (B) each Receipt Point at which Customer expects to Tender Customer Gas or Customer Injected NGLs reflected in such Development Plan into the TGP System, and (C) the estimated portion of the Dedicated Production Estimate contained in such Development Plan that Customer expects to Tender at each such Receipt Point and Planned Receipt Point;

(iii) (A) each new delivery point (including the location thereof) proposed by Customer with respect to the Dedication Production Estimate reflected in such Development Plan (each such delivery point, a “Planned Delivery Point”), (B) each Delivery Point at which Customer expects to Nominate Customer Residue Gas or Customer NGLs produced from the Dedicated Production Estimate reflected in such Development Plan to be redelivered to Customer, and (C) the estimated volumes of Customer Residue Gas and Customer NGLs produced from the Dedication Production Estimate contained in such Development Plan that Customer expects to Nominate to each such Delivery Point;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iv) the earliest date on which each Planned Receipt Point and Planned Delivery Point included in the Development Plan is required by Customer to be placed into service, which date shall not be earlier than three Months after the January 1st that is immediately subsequent to the date that the Development Plan that initially reflected such Planned Receipt Point or Planned Delivery Point was delivered to Provider hereunder;

(v) the anticipated characteristics of the production from the Wells and Planned Wells reflected in such Development Plan (including liquids content and gas and liquids composition) and the projected production volumes and production pressures applicable thereto; provided that Customer may utilize the existing and historical production information from similarly situated Wells;

(vi) any (A) proposed revision to the then-existing Dedicated Area and/or any then-existing Dedicated Contract and/or (B) any new contract that Customer proposes to be a Dedicated Contract; and

(vii) other information reasonably requested by Provider that is relevant to the design, construction, and operation of the TGP System, including (A) any applicable Plant Expansion or Facilities Modification proposed by Customer, (B) the relevant Receipt Point and Planned Receipt Point facilities applicable to such Development Plan, and (C) the relevant Delivery Point and Planned Delivery Point facilities applicable to such Development Plan.

Section 5.2 System Plans. Provider has provided Customer with a report attached hereto as Exhibit E (the “Initial System Plan”) describing and/or depicting, as of the Execution Date, the modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the TGP System to be able to provide System Services to Customer in accordance with the Initial Development Plan. The Initial System Plan attached hereto has been approved by the Parties.

(a) From time to time during each Year of the Term, the Parties shall meet to discuss any modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the TGP System to be able to provide System Services to Customer to meet the planned development, drilling, production, processing, treating, marketing and other activities expected to take place with respect to Dedicated Production and Customer Injected NGLs in the Dedicated Area for the then-applicable Development Period. Following the receipt of a proposed Updated Development Plan from Customer, Provider shall (i) first develop and provide to Customer a high-level summary and estimate of any proposed update to the Initial System Plan or the then-currently agreed System Plan, as applicable, and (ii) subsequently (and as soon as reasonably practicable) following the delivery of such summary, develop and provide to Customer a fully detailed version of such proposed update to the Initial System Plan or the then-currently agreed System Plan, as applicable, describing and/or depicting the modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the TGP System to be able to provide System Services to Customer in accordance with the proposed Updated Development Plan (each such detailed plan, as the then-currently agreed plan may be updated or amended from time to time, a “System Plan”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Each proposed System Plan shall include information as to the following:

(i) all Receipt Points, Planned Receipt Points, Delivery Points and Planned Delivery Points served or to be served by the TGP System, including the contractual operating pressures and maximum operating pressures thereof;

(ii) estimates of all modifications, enhancements and/or extensions to (A) the Plant that (1) would be owned and operated by Provider and (2) would need to be constructed and/or placed into service hereunder to provide the System Services pursuant to the terms hereof (each, a “Plant Expansion”), and (B) the Plant Facilities that (1) would be owned and operated by Provider and (2) would need to be constructed and/or placed into service hereunder to provide the System Services pursuant to the terms hereof (each, a “Facilities Modification”), in each case of (A) and (B) above, that are necessary in order for Provider to provide the System Services to Customer Gas and Customer Injected NGLs (including any Customer Residue Gas and Customer NGLs allocable thereto) as set forth in the applicable Development Plan (the “Committed Build-Outs”);

(iii) the estimated schedule for completing the construction and installation of the planned Committed Build-Outs (such estimate, with respect to each such Committed Build-Out, the “Target Completion Date”); and

(iv) the estimated changes to the Fees that would result if a Party made a Recalculation Election as a result of such updated System Plan and applicable Updated Development Plan.

(c) Simultaneously with the delivery of any proposed System Plan, Provider shall also prepare and deliver to Customer a report containing the following budget and schedule of information with respect to the applicable proposed System Plan (each, a “System Budget”):

(i) the estimated budgeted amounts (other than Maintenance Capital Expenditures and operating expenses) for the construction and installation of the planned Committed Build-Outs contained in the applicable System Plan (such amounts, collectively, “Committed Build-Out Costs” and each such estimate, a “Committed Build-Out Estimate”);

(ii) the estimated budgeted amounts for all Maintenance Capital Expenditures that Provider believes will be necessary to provide the System Services as contemplated by the applicable Development Plan and System Plan, including with respect to all Committed Build-Outs included therein (each such estimate, a “Maintenance Capital Estimate”);

(iii) the estimated budgeted amounts for all operating expenses that Provider believes will be necessary to provide the System Services as contemplated by the applicable Development Plan and System Plan, including with respect to all Committed Build-Outs included therein (each such estimate, an “Operating Expense Estimate”); and

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iv) an estimated schedule of all maintenance that Provider deems necessary or advisable to perform on the TGP System in the next Year in order to provide the System Services set forth in the applicable Development Plan and System Plan, including with respect to all Committed Build-Outs included therein.

Notwithstanding anything herein to the contrary, Provider shall be entitled to update any System Budget (and any or all of its constituent subparts) following the agreement of the Parties on any proposed Updated Development Plan and its corresponding proposed System Plan pursuant to Section 5.3(a).

Section 5.3 Agreement on Proposed Development Plan and System Plan; Meetings; Amendments to Currently Agreed Development Plan and System Plan.

(a) The Parties shall use their good faith efforts to agree upon a proposed Updated Development Plan and corresponding proposed System Plan on or before December 31st of the Year in which such Updated Development Plan was first delivered to Provider. Any failure to agree upon a proposed Updated Development Plan and its corresponding proposed System Plan by such date shall mean the then-currently agreed Development Plan and System Plan shall remain in force until such time as they are replaced by a mutually agreed Updated Development Plan and updated System Plan, respectively.

(b) Customer shall make representatives of Customer available to discuss the proposed Updated Development Plan from time to time with Provider and its representatives at Provider’s request. Provider shall make representatives of Provider available to discuss the proposed System Plan from time to time with Customer and its representatives at Customer’s request.

(c) The Parties and their respective representatives shall meet not less frequently than quarterly during the Term. At all such meetings, the Parties shall exchange updated information about the plans for the development and expansion of the properties producing the then-existing Dedicated Production, including amendments to the then-currently agreed Development Plan, and the TGP System, including amendments to the then-currently agreed System Plan and then-current System Budget, and shall have the opportunity to discuss and provide comments on the other Party’s plans.

(d) Customer may deliver to Provider, from time to time, a proposed amendment to the then-currently agreed Development Plan. Following delivery of such proposed amendment, the Parties shall meet to discuss the adoption of any amendments proposed by Customer and use their respective good faith efforts to reach agreement on any such proposed amendment and any necessary corresponding amendments to the then-currently agreed System Plan. Upon the agreement of the Parties upon any such amendment to the then-currently agreed Development Plan (and any necessary corresponding amendments to the then-currently agreed System Plan), Provider shall be entitled to update the applicable System Budget to reflect such agreed-upon amendments.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(e) Should the Parties be unable to reach agreement on (x) any proposed Updated Development Plan or corresponding updated System Plan pursuant to Section 5.3(a), (y) any proposed amendment to the then-currently agreed Development Plan and/or any necessary corresponding amendments to the then-currently agreed System Plan pursuant to Section 5.3(d), or (z) the decision to install any additional facilities as contemplated pursuant to Section 1.1(b) of the Operating Terms (and/or any amendments to the then-current System Plan that would be needed to incorporate the installation of such additional facilities), then either Party may elect, by delivering written Notice to the other Party (each, an “Executive Election”) to invoke the following provisions with respect to such disputed amendments or facilities, as applicable:

(i) any Executive Election delivered hereunder shall include (A) the (1) proposed Updated Development Plan and/or proposed corresponding updated System Plan that such electing Party proposes be adopted, (2) amendment to the then-currently agreed Development Plan and/or System Plan that such electing Party proposes be adopted, or (3) additional facilities contemplated pursuant to Section 1.1(b) of the Operating Terms that such electing Party proposes be installed (and/or any amendments to the then-current System Plan that would be needed to incorporate the installation of such additional facilities), as applicable, and (B) the name and title of (1) the executive who (x) has the authority to settle such dispute, (y) is at a Vice President or higher level of management and (z) is at a higher level of management than the Persons with direct responsibility for administration of this Agreement or the amendments in dispute (any such Person, an “Executive Representative”) of such electing Party who will represent such electing Party in resolving such dispute and (2) any other Person who will accompany such Executive Representative;

(ii) within 15 Days after a Party’s receipt of the applicable Executive Election, the receiving Party shall submit to the electing Party a written response to such Executive Election that includes (A) the (1) proposed Updated Development Plan and/or proposed corresponding updated System Plan that such electing Party proposes be adopted, (2) amendment to the then-currently agreed Development Plan and/or System Plan that such responding Party proposes be adopted, or (3) additional facilities contemplated pursuant to Section 1.1(b) of the Operating Terms that such electing Party proposes be installed (and/or any amendments to the then-current System Plan that would be needed to incorporate the installation of such additional facilities), as applicable, and (B) the name and title of (1) the Executive Representative of such responding Party who will represent such responding Party in resolving such dispute and (2) any other Person who will accompany such Executive Representative;

(iii) the Parties shall then attempt in good faith to resolve the applicable dispute by negotiations between their respective Executive Representatives; and

(iv) such Executive Representatives of the Parties shall meet at least weekly (or as more often as they reasonably deem necessary), at a mutually acceptable time and place, until the applicable dispute has been resolved.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 5.4 Expansion of TGP System; Committed Build-Outs.

(a) Provider shall, at its sole cost and expense, design, construct and operate all Committed Build-Outs contained in the then-currently agreed System Plan for the purpose of providing System Services in accordance with this Agreement.

(b) Provider is responsible, at its sole cost, for the acquisition and maintenance of rights of way, surface use and/or surface access agreements necessary to construct, own and operate the TGP System and provide the System Services hereunder (including any Committed Build-Outs); provided, however, that in the event (i) any right of way, surface use and/or surface access agreement necessary to construct, own or operate any Committed Build-Out cannot be obtained by Provider on terms and conditions reasonably acceptable to Provider, and (ii) Customer cannot facilitate Provider’s receipt of any such necessary right of way, surface use and/or surface access agreement on terms and conditions reasonably acceptable to Provider, then Provider shall not be obligated to complete such Committed Build-Out. Provider agrees to provide Customer with quarterly updates as to the progress of any then-approved Committed Build-Outs. Additionally, should Provider reasonably believe that any Committed Build-Out will not be completed and placed in-service by the applicable Target Completion Date reflected in the applicable System Plan, Provider shall send written Notice to Customer of such delay promptly upon Provider’s determination that such delay will be reasonably likely to occur.

(c) The Parties agree to work together in good faith to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to construct, own and operate each Committed Build-Out as expeditiously as reasonably practicable. The Parties further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way.

(d) Upon the completion of any Committed Build-Out constituting a Planned Receipt Point or Planned Delivery Point, the Parties shall amend Exhibit H or Exhibit I, as applicable, to include such new Receipt Point or Delivery Point.

ARTICLE 6

MINIMUM VOLUME COMMITMENT; CREDITS

Section 6.1 MVC. For each Quarter during the Term, Customer shall be obligated to Tender for delivery into the TGP System a minimum volume of Customer Gas and Customer Injected NGLs (each such minimum amount, a “Minimum Volume Commitment” or “MVC”). The MVC for the Quarters occurring in Year 2014 are set forth on Exhibit F attached hereto. Following Year 2014, the MVC with respect to any Quarter occurring in the then-subsequent three Year period shall be equal to 80% of the applicable Dedicated Production Estimate for such Quarter contained in the then-currently agreed Development Plan. Notwithstanding the foregoing and regardless of the Dedicated Production Estimates with respect to any such Quarter included in any Updated Development Plan thereafter, the MVC for such Quarter contained in any prior Development Plan shall not be reduced by such Updated Development Plan (but the applicable MVC volumes may be increased).

(a) Should any Dedicated Production be released (either permanently or temporarily) from the dedication contained in this Agreement pursuant to Section 4.4 (other than pursuant to

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 4.4(c)), the then-applicable MVC shall be proportionately reduced by the portion of the then-current Dedicated Production Estimate so released. Should any such temporary release from dedication expire, then, upon such expiration, the then-applicable MVC shall be proportionately increased by the portion of the applicable Dedicated Production Estimate that is no longer released from dedication hereunder.

Section 6.2 MVC Shortfall Credits. If Customer pays any Shortfall Fee with respect to any Quarter, then, subject to the other provisions of this Section 6.2, for a period of four full Quarters from the end of the Quarter in which such Shortfall Fee was accrued, Customer shall be entitled to a credit with respect to the Processing Fees payable by Customer during any such Quarter in connection with volumes of Customer Gas Tendered by Customer or for Customer’s account into the Receipt Points during any such Quarter, but only to the extent such volumes are in excess of the applicable Dedicated Production Estimate for such Quarter (each such volume credit, stated in Mcfs, a “MVC Shortfall Credit”).

(a) During any subsequent Quarter in which an earned MVC Shortfall Credit may be utilized by Customer, Customer may only utilize such MVC Shortfall Credit for volumes of Customer Gas delivered in excess of the applicable Dedicated Production Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(b) The use of a MVC Shortfall Credit shall result in Customer not being obligated to pay any Processing Fee attributable to volumes of Customer Gas, stated in Mcfs, delivered into the Receipt Points, but only up to the amount of such MVC Shortfall Credit and only with respect to volumes of Customer Gas in excess of the applicable Dedicated Production Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(c) Each MVC Shortfall Credit shall expire at the end of the fourth full Quarter following the date on which the applicable Shortfall Fee was accrued.

(d) Provider shall be responsible for keeping records and balances of any applicable MVC Shortfall Credits that have been earned by Customer and providing such balances to Customer upon Customer’s request.

ARTICLE 7

FEES; CHARGES; DEDUCTIONS

Section 7.1 Fees. The Fees to be paid by Customer to Provider for the performance of the System Services are set forth in this Section 7.1.

(a) Subject to the provisions of Section 6.2, each Month, Customer shall pay to Provider a fee in accordance with the terms of this Agreement for the Processing Services provided by Provider with respect to Customer Gas and Customer Injected NGLs received by Provider from Customer or for Customer’s account during such Month that is determined as follows: (i) the aggregate volume of Customer Gas and Customer Injected NGLs received by Provider from Customer or for Customer’s account at the Receipt Points during such Month, stated in Mcfs or MCFEs, as applicable, multiplied by (ii) the Processing Fee.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Each Month, Customer shall pay to Provider a fee in accordance with the terms of this Agreement for the Gas Lift Services provided by Provider with respect to Customer Gas received by Provider from Customer or for Customer’s account during such Month that is determined as follows: (i) the aggregate volume of Customer Gas utilizing the Gas Lift Services, stated in Mcfs, multiplied by (ii) the Gas Lift Fee.

(c) Each Month, Customer shall pay to Provider fees in accordance with the terms of this Agreement for the Loading Services provided by Provider with respect to Customer NGLs during such Month that is determined as follows:

(i) with respect to Customer NGLs utilizing the Loading Services at the Truck Delivery Points: (A) the aggregate volume of Customer NGLs utilizing the Loading Services at the Truck Delivery Points during such Month, stated in Barrels, multiplied by (B) the Truck Loading Fee; and

(ii) with respect to Customer NGLs utilizing the Loading Services at the Rail Car Delivery Points: (A) the aggregate volume of Customer NGLs utilizing the Loading Services at the Rail Car Delivery Points during such Month, stated in Barrels, multiplied by (B) the Rail Car Loading Fee.

(d) Each Month, Customer shall pay to Provider a fee in accordance with the terms of this Agreement for the Transportation Services provided by Provider with respect to Customer Gas received by Provider from Customer or for Customer’s account during such Month that is determined as follows: (i) the aggregate volume of Customer Gas delivered to a HNDP Delivery Point during such Month, stated in Mcfs, multiplied by (ii) the HNDP Fee.

(e) For any Quarter, should Customer fail to Tender an aggregate volume of Customer Gas and Customer Injected NGLs to Provider at the Receipt Points equal to the MVC for such Quarter, then Customer shall pay to Provider the following fees in accordance with the terms of this Agreement as a result of such shortfall (such fee, a “Shortfall Fee”): (i) (A) the then-applicable MVC, minus (B) the aggregate volumes, stated in Mcfs or MCFEs, as applicable, of Customer Gas and Customer Injected NGLs actually delivered into the TGP System at the Receipt Points by Customer or for Customer’s account during such Quarter, minus (C) the aggregate volumes, stated in Mcfs or MCFEs, as applicable, of Dedicated Production and Customer Injected NGLs Tendered for delivery by Customer or on Customer’s account into the TGP System at the Receipt Points during such Quarter but not received into the TGP System by Provider due to reasons of Force Majeure or curtailment, minus (D) the aggregate volumes, stated in Mcfs, of Dedicated Producer Gas not Tendered for delivery by Customer or on Customer’s account into the TGP System at the Receipt Points during such Quarter due to reasons of a Force Majeure event affecting Customer that Provider has accepted as a Force Majeure event hereunder, multiplied by (ii) the Processing Fee.

(f) If any Updated Development Plan contains, for any Year, a Dedicated Production Estimate that is at least 15% greater than the Dedicated Production Estimate for such Year contained in the most recent previously agreed-upon Development Plan, then the then-current Return on Capital shall be increased by two percent (2%) for each 15% increase represented by such Dedicated Production Estimate.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(g) (x) at any time on or prior to January 15th of each Year beginning in 2015, either Party may make an election to have the then-currently agreed Fees recalculated with respect to such Year (a “Recalculation Election”); provided, that, prior to the date such Recalculation Election is made, the Parties shall have agreed upon an Updated Development Plan for such Year or the Parties shall have been unable to agree upon an Updated Development Plan for such Year, and (y) Customer shall have the right, in accordance with Section 4.4(a)(i), to make a temporary Recalculation Election with respect to the remainder of the current Year. Upon a Recalculation Election being made pursuant to this Section 7.1(g), the Fees will be recalculated based upon such then-currently agreed Development Plan. Any such recalculation shall be based on the model attached hereto as Exhibit G-2, which takes into account:

(i) the aggregate volumes of Dedicated Production and Customer Injected NGLs that have actually been delivered by Customer into the Receipt Points, in each case, prior to such Year during the Term; provided, however, that such aggregate volumes shall not, for purposes of the recalculation (A) exceed the applicable Dedicated Production Estimates for such Years as contained in the applicable Development Plans or (B) be deemed to be lower than the applicable MVC for such Years as contained in the applicable Development Plans;

(ii) any Committed Build-Out Costs actually incurred by Provider prior to such Year during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Committed Build-Out Estimates for such Years;

(iii) the Committed Build-Out Estimates contained in the then-current System Budget for the current and future Years;

(iv) the Maintenance Capital Estimates (A) for the previous Years of the Term as contained in the System Budgets applicable to such Years, and (B) contained in the then-current System Budget for the current and future Years;

(v) the Operating Expense Estimates (A) for the previous Years of the Term as contained in the System Budgets applicable to such Years, and (B) contained in the then-current System Budget for the current and future Years;

(vi) the Historical Capital Expenditures;

(vii) the Dedicated Production Estimates;

(viii) the then-current Return on Capital; and

(ix) the percentage change, from the preceding Year, in the Consumer Price Index as published by the Department of Labor, in the subsection titled “Consumer Price Index for All Urban Consumers” (such index, the “CPI”). For purposes of any Recalculation Election and notwithstanding anything in the foregoing to the contrary, (A) no increase or decrease to any Fee resulting solely from a CPI adjustment shall exceed 3.0% for any given Year, and (B) no Fee shall ever be decreased as a result of any applicable CPI percentage change below the original amount of such Fee set forth in Exhibit G-1 for Year 2014.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(h) Except as set forth in Section 4.4(a)(i), any Fees recalculated under Section 7.1(g) shall apply as of January 1st of the Year to which the relevant Updated Development Plan leading to such Recalculation Election first applies, and shall remain in effect for the remainder of the Term until such Fees may subsequently be re-calculated pursuant to Section 7.1(g).

Section 7.2 Charges. Each Month, Customer shall pay to Provider an amount equal to Customer’s allocated portion of the actual costs incurred by Provider for electricity required for the ownership, maintenance and operation of the TGP System, such allocation to be based upon the aggregate volumes of (a) Customer Gas and Customer Injected NGLs Tendered by Customer at the Receipt Points and received by Provider into the TGP System during such Month and (b) Non-Party Gas and Non-Party Injected NGLs tendered by a Non-Party at the Receipt Points during such Month (such amount as allocated to Customer for a Month, the “Charges”).

Section 7.3 Flaring. In the event that (a) any volume of Customer Gas (including any Customer Residue Gas) is flared after being delivered into the TGP System, and (b) (i) such flaring was caused by the Operational Failure of the TGP System or by the gross negligence or willful misconduct of Provider, then Customer shall (A) nevertheless be entitled to count such flared volumes of Customer Gas as having been Tendered to the TGP System for purposes of meeting any applicable MVC, and (B) shall not be required to pay any applicable Fees with respect to such flared volumes of Customer Gas (with such volumes of Gas for which Customer is not obligated to pay Fees to be reflected in the applicable Invoice for such Month), or (ii) such flaring was caused by any other reason, then Customer shall not be entitled to any credit or other reduction in Fees as a result of such flaring. Notwithstanding the above, the Parties shall use their commercially reasonable efforts to minimize overall flaring in the TGP System.

Section 7.4 System GL&U. Customer acknowledges that certain volumetric losses and/or gains of Customer Gas and Customer Injected NGLs (and/or the resulting Customer Residue Gas and Customer NGLs) will occur even if the System Services are conducted in accordance with the provisions of Section 3.2, and such gains and/or losses attributable to System GL&U shall be shared and allocated among all customers on the TGP System in the proportion that each such customer Tenders Gas and Injected NGLs to the Receipt Points on the TGP System. Customer’s allocated share of the System GL&U shall be based on actual gains and losses attributable to System GL&U and shall not be subject to any minimum or maximum limits.

Section 7.5 System Fuel. Reductions in volumes of Customer Gas (including any Customer Residue Gas) due to the usage of Customer Gas as measured System Fuel shall be shared and allocated among all customers on the TGP System in the proportion that each such customer Tenders Gas to the Receipt Points on the TGP System. Customer’s allocated share of the System Fuel shall be based on actual usage of System Fuel and shall not be subject to any minimum or maximum limits.

Section 7.6 NGLs and Residue Gas. All NGLs and Residue Gas recovered from the operation of the TGP System and the provision of the Processing Services that are allocated to Customer in accordance with Section 1.7 of the Operating Terms (including any System GL&U) shall be the property of Customer, and Provider shall have no claim of ownership with respect thereto.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 8

TENDER, NOMINATION AND PROCESSING OF PRODUCTION

Section 8.1 Priority of Service.

(a) All Dedicated Production Tendered to the Receipt Points shall, up to an aggregate volume of **% of the then-current total capacity of the TGP System, be entitled to Anchor Customer Firm Service.

(b) All Customer Gas and Customer Injected NGLs that are not Dedicated Production shall, only to the extent such volumes of Customer Gas and Customer Injected NGLs (together with all quantities of Dedicated Production Tendered to the TGP System) are both (i) needed by Customer to fulfill the then-applicable MVC, and (ii) less than or equal to **% of the then-current total capacity of the TGP System, be entitled to Anchor Customer Firm Service.

(c) All Customer Gas and Customer Injected NGLs that are not Dedicated Production shall, to the extent such Customer Gas and Customer Injected NGLs (together with all other quantities of Customer Gas and Customer Injected NGLs Tendered to the TGP System, including any Dedicated Production) is in excess of the then-applicable MVC, but less than or equal to **% of the then-current total capacity of the TGP System, be entitled to Firm Service.

(d) All Customer Gas and Customer Injected NGLs not described in subsections (a) through (c) above shall only be entitled to Interruptible Service.

Section 8.2 Governmental Action. In the event any Governmental Authority issues an order requiring Provider to allocate capacity on the TGP System to another customer, Provider shall do so by (a) first, reducing Hydrocarbons entitled to Interruptible Service, (b) second, reducing Hydrocarbons entitled to Firm Service, and shall only curtail Hydrocarbons entitled to Firm Service (which curtailment shall be done in accordance with Section 8.5) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service, and (c) third, reducing Hydrocarbons entitled to Anchor Customer Firm Service, and shall only curtail Hydrocarbons entitled to Anchor Customer Firm Service (which curtailment shall be done in accordance with Section 8.5) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service and Firm Service. In such event Provider shall not be in breach or default of its obligations under the Agreement and shall have no liability to Customer in connection with or resulting from any such curtailment; provided, however, that Provider shall, at Customer’s request, temporarily release from the dedication under this Agreement all of Customer’s volumes of Dedicated Production (including the resulting Customer Residue Gas and Customer NGLs) interrupted or curtailed as the result of such allocation, but only for the duration of such mandated allocation. Notwithstanding the foregoing, should any Governmental Authority issue an order requiring Provider to allocate capacity on the TGP System to a customer other than Customer, Provider agrees to use its commercially reasonable efforts to cooperate with, and support, Customer in such actions that Customer may in good faith take against such Governmental Authority and/or order; provided, however, that Provider shall not be required to cooperate in any such undertaking that Provider, in its good faith opinion, believes would materially and adversely affect Provider or the TGP System.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 8.3 Tender of Dedicated Production, Customer Injected NGLs and Additional Gas. Subject to Article 14 and all applicable Laws, each Day during the Term Customer shall Tender to the TGP System at each applicable Receipt Point all of the Dedicated Production and Customer Injected NGLs available to Customer at such Receipt Point up to the applicable capacity of such Receipt Point. Customer shall have the right to Tender to Provider for System Services under this Agreement Additional Gas; provided that, subject to Section 8.1, any such Additional Gas shall only be entitled to Interruptible Service unless otherwise agreed in writing by the Parties.

Section 8.4 Nominations, Scheduling and Curtailment. Nominations and scheduling of Hydrocarbons available for, and interruptions, Bypass and curtailment of, System Services under this Agreement shall be performed in accordance with the applicable Operating Terms set forth in Appendix I.

Section 8.5 Suspension/Shutdown of Service.

(a) During any period when all or any portion of the TGP System is shut down because of necessary maintenance, repairs or modifications or Force Majeure or because such shutdown is necessary to avoid injury or harm to persons, property, the environment, or the integrity of the TGP System, receipts and/or deliveries of Customer Gas and/or Customer Injected NGLs (including the resulting Customer Residue Gas and Customer NGLs) may be curtailed as set forth in Section 1.5 of the Operating Terms. In such cases, Provider shall have no liability to Customer, except to the extent such shut down is caused by the gross negligence or willful misconduct of Provider (and then Provider shall have liability only to the extent of such gross negligence or willful misconduct).

(b) Provider shall have the right to curtail or interrupt receipts and deliveries of Gas and/or Injected NGLs (including the resulting Residue Gas and NGLs) for brief periods to perform necessary maintenance of and repairs or modifications to (including modifications required to perform its obligations under this Agreement) the TGP System; provided, however, that Provider shall use its commercially reasonable efforts to (i) coordinate its maintenance, repair, and modification operations on the TGP System with the operations of Customer and (ii) schedule maintenance, repair, and modification operations on the TGP System so as to avoid or minimize, to the greatest extent possible, service curtailments or interruptions on the TGP System. Provider shall provide Customer with (A) 60 Days prior Notice of any upcoming normal and routine maintenance, repair, and modification projects that Provider has planned that would result in a curtailment or interruption of Customer’s deliveries of Customer Gas and/or Customer Injected NGLs (including the resulting Customer Residue Gas and Customer NGLs) on the TGP System and the estimated time period for such curtailment or interruption, whether or not such maintenance, repair or modifications activities are contained in the then-current System Budget, and (B) Notice of any amendment, modification or other change to the schedule of maintenance, repair or modifications activities contained in the then-current System Budget.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c) It is specifically understood by Customer that operations and activities on facilities upstream or downstream of the TGP System beyond Provider’s control may impact operations on the TGP System, and the Parties agree that Provider shall have no liability therefor unless any such impact was caused by the gross negligence or willful misconduct of Provider (and then Provider shall have liability only to the extent of such gross negligence or willful misconduct). Customer is required to obtain, maintain or otherwise secure capacity on or into the Downstream Facilities applicable to each Delivery Point that is sufficient to accommodate the volumes of Customer Residue Gas and/or Customer NGLs that were Nominated by Customer to such Delivery Points. Notwithstanding the provisions of Section 8.6, should Customer fail to arrange such adequate downstream transportation, Provider may (i) cease receipts of Customer Gas and/or Customer Injected NGLs at the Receipt Points, or (ii) may continue receipts of Customer Gas and/or Customer Injected NGLs at the Receipt Points and then deliver and sell any Residue Gas or NGLs allocable to such Customer Gas and/or Customer Injected NGLs to any purchaser at its sole discretion, accounting to Customer for the net value received from the sale of such Hydrocarbons (after costs of transportation, taxes, and other costs of marketing).

(d) If at any time Provider interrupts or curtails receipts and deliveries of Customer Gas and/or Customer Injected NGLs pursuant to this Section 8.5 (other than Section 8.5(c)) for a period of 30 consecutive Days, then, at Customer’s written request, the affected volumes of Dedicated Production shall be temporarily released from dedication to this Agreement for a period commencing as of the date of such request and ending as of the next first Day of a Month following the expiration date of Customer’s mitigating commercial arrangement for such Dedicated Production; provided that, in any event, such period shall end no more than 180 Days following Customer’s receipt of Notice from Provider that such receipts and deliveries are no longer interrupted or curtailed.

Section 8.6 Hydrocarbon Marketing and Transportation. As between the Parties, Customer shall be solely responsible for, and shall make all necessary arrangements at and downstream of the Delivery Points for, receipt, further transportation, processing, and marketing of Customer Residue Gas and Customer NGLs.

Section 8.7 Downstream Delivery Points. Provider shall use its commercially reasonable efforts to maintain, and shall act as a reasonable and prudent operator in maintaining, all interconnect and operating agreements with Non-Parties reasonably necessary to facilitate the redelivery of Customer Residue Gas and Customer NGLs to Customer at the Delivery Points.

Section 8.8 Loading Point Vetting. Customer shall have the obligation to ensure that procedures are in place such that all trucks and rail cars receiving Customer NGLs at a Loading Point meet the Applicable Requirements and all Plant Rules. Provider shall advise Customer of such standards and any changes thereto.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 9

QUALITY AND PRESSURE SPECIFICATIONS

Section 9.1 Quality Specifications. All Gas and Injected NGLs delivered at the Receipt Points by Customer to Provider shall meet the applicable quality specifications set forth in Section 1.1 of the Operating Terms.

(a) Provided that Customer Gas and Customer Injected NGLs delivered to the Receipt Points complies with the applicable quality specifications set forth in Section 1.1 of the Operating Terms, all Customer Residue Gas and Customer NGLs that are redelivered at the Delivery Points by Provider to Customer shall meet the quality specifications of the applicable Downstream Facilities at the relevant Delivery Points; provided, however, that in the event any such quality specifications of the applicable Downstream Facilities change from and after the date of this Agreement, Provider’s obligations under this Section 9.1(a) shall be subject to the provisions of Section 1.1(b) of the Operating Terms.

(b) The Parties recognize and agree that Customer Gas and Customer Injected NGLs received into the TGP System may be commingled with other Gas and Injected NGL receipts and, subject to Provider’s obligation set forth in Section 9.1(a), (i) such Hydrocarbons shall be subject to such changes in quality, composition and other characteristics as may result from such commingling, and (ii) Provider shall have no other obligation to Customer associated with changes in quality of Hydrocarbons as the result of such commingling.

Section 9.2 Pressure. Customer shall Tender or cause to be Tendered Customer Gas and Customer Injected NGLs to each applicable Receipt Point at sufficient pressure to enter the TGP System against its contractual operating pressure, but not in excess of the maximum operating pressure for such Receipt Point. Provider shall redeliver Customer Residue Gas and Customer NGLs at each applicable Delivery Point at pressures not in excess of the maximum operating pressure for such Delivery Point.

(a) Customer shall have the means to ensure that Customer Gas and Customer Injected NGLs are prevented from entering the TGP System at pressures in excess of the applicable maximum operating pressure, and Provider shall have the obligation and right to restrict the flow of Gas and Injected NGLs into the TGP System to protect the TGP System from over pressuring.

(b) Provider’s obligation to redeliver Customer Residue Gas and Customer NGLs to a given Delivery Point shall, subject to Provider’s compliance with Section 8.7, be subject to the operational limitations of the Downstream Facility receiving such Customer Residue Gas or Customer NGLs, including the Downstream Facility’s capacity, measurement capability, operating pressures and any operational balancing agreements as may be applicable.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 10

TERMINATION

Section 10.1 Termination.

(a) This Agreement may be terminated in its entirety as follows:

(i) by Provider upon written Notice to Customer, if Customer fails to pay pursuant to Section 12.2 any Invoice rendered pursuant to Section 12.1 and such failure is not remedied within 30 Days of written Notice of such failure to Customer by Provider;

(ii) by one Party upon written Notice to the other Party, if such second Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided above in Section 10.1(a)(i) or for reasons of Force Majeure in accordance with Article 14), and such failure has not been remedied within 60 Days after receipt of written Notice from the non-defaulting Party of such failure;

(iii) by Provider upon written Notice to Customer, if Customer or Customer Parent (A) makes an assignment or any general arrangement for the benefit of creditors, (B) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar Law for the protection of creditors or has such petition filed or proceeding commenced against either of them, or (C) otherwise becomes bankrupt or insolvent (however evidenced);

(iv) by Provider upon written Notice to Customer pursuant to the provisions of Section 15.4(c); and

(v) by Provider upon written Notice to Customer pursuant to the provisions of Section 18.2.

(b) This Agreement may be terminated if the TGP System is Uneconomic during any six consecutive Months, by Provider upon written Notice to Customer delivered within 180 Days following the end of such sixth consecutive Month.

(i) As used herein, “Uneconomic” means that (A) the total direct operating costs and expenses incurred by Provider in the operation of the TGP System (including general and administrative expenses, insurance costs and any out of pocket repair and/or maintenance costs and expenses) exceeds (B) the total net revenues received by Provider for the operation of the TGP System, all as determined in accordance with United States generally accepted accounting principles.

(ii) Should Provider reasonably believe that the TGP System will be Uneconomic for more than three consecutive Months, Provider shall advise Customer of such belief and shall provide Customer with supporting documentation reasonably necessary to confirm such Uneconomic status.

(iii) Promptly following Provider advising Customer of such potential Uneconomic status, the Parties shall meet to discuss Provider’s belief and related calculations and any measures that may be taken by the Parties to mitigate and/or reverse the Uneconomic status of the TGP System.

(iv) Should (A) the Parties fail to reach agreement upon any such appropriate mitigation measures prior to the date upon which Provider would otherwise be entitled to terminate this Agreement pursuant to this Section 10.1(b), (B) the Parties reasonably

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

believe that agreement upon such mitigation measures will nevertheless be possible, and (C) Customer makes Provider whole during any such Uneconomic periods occurring during such negotiation period such that, due to Customer’s payment efforts, the operation of the TGP System is not Uneconomic to Provider (whether through Customer paying of the operating costs of the TGP System or otherwise), then for so long as subparts (B) and (C) of this Section 10.1(b)(iv) remain true, Provider shall not be entitled to exercise its termination rights pursuant to this Section 10.1(b).

(v) Upon the implementation of any such mitigating measures hereunder, should (A) the Uneconomic condition cease to exist for three consecutive Months, and (B) the reversion of any such mitigating measures not be reasonably likely to cause such Uneconomic condition to return, then any terms of this Agreement affected by such mitigating measures will revert back to the terms in effect prior to Provider’s declaration of Uneconomic status pursuant to this Section 10.1(b).

Section 10.2 Effect of Termination or Expiration of the Term.

(a) Upon the end of the Term (whether pursuant to a termination pursuant to Section 10.1(a) or otherwise), this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (i) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (ii) the provisions of Section 16.2 through Section 16.5, and Article 19 (other than Section 19.3), and such portions of Appendix II as are necessary to give effect to the foregoing, shall, in each case, survive such termination and remain in full force and effect indefinitely.

(b) Upon the termination of this Agreement pursuant to Section 10.1(b), this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (i) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (ii) the provisions of Section 16.2 through Section 16.5 shall survive such termination and remain in full force and effect indefinitely.

Section 10.3 Damages for Early Termination. If a Party terminates this Agreement pursuant to Section 10.1(a)(i), Section 10.1(a)(ii), Section 10.1(a)(iii), or Section 10.1(a)(v), then such terminating Party may pursue any and all remedies at law or in equity for its claims resulting from such termination, subject to Section 16.4.

ARTICLE 11

TITLE AND CUSTODY

Section 11.1 Title. A Nomination (or Tendering without a Nomination) of Gas or Injected NGLs by Customer shall be deemed a warranty of title to such Gas or Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) by Customer, or a warranty of the right of Customer to deliver such Gas or Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) for processing and fractionation under this Agreement. By Nominating Gas and/or Injected NGLs for delivery into the TGP System at the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Receipt Point(s), Customer also agrees to indemnify, defend and hold Provider harmless from any and all Losses resulting from any claims by a Non-Party of title or rights to such Gas or Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom), other than any claims arising out of Provider’s breach of its warranty made in the succeeding sentence of this Section 11.1. By receiving Customer Gas and/or Customer Injected NGLs at the Receipt Points, Provider (a) warrants to Customer that Provider has the right to accept and redeliver such Gas or Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom), less any System Fuel and Losses, free and clear of any title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise, and (b) agrees to indemnify, defend and hold Customer harmless from any and all Losses resulting from title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise. Title to Customer’s share of System Fuel and Losses shall be transferred to Provider at the Receipt Points. Title to any water, contaminants, inerts or other components of Customer Gas or Customer Injected NGLs that are removed pursuant to the System Services and not returned to Customer or for its account under this Agreement shall transfer to Provider at the Receipt Points.

Section 11.2 Custody. From and after the delivery of Customer Gas or Customer Injected NGLs to Provider at the Receipt Point(s), until Provider’s redelivery of Customer Residue Gas and/or Customer NGLs resulting from such Customer Gas to or for Customer’s account at the applicable Delivery Point(s), as between the Parties, Provider shall have custody and control of such Hydrocarbons. In all other circumstances, as between the Parties, Customer shall be deemed to have custody and control of such Hydrocarbons.

ARTICLE 12

BILLING AND PAYMENT

Section 12.1 Invoices. On or before the 25th Day of each Month, Provider will render to Customer an invoice (each, an “Invoice”) for all Fees (including the calculations thereof) owed for System Services provided to Customer for the preceding Month, all Charges attributable to the preceding Month and any other amounts as may be due under this Agreement for the preceding Month, net of (a) any deductions to which Customer is entitled in respect of flaring in accordance with Section 7.3, and (b) any other credits or deductions to which Customer is entitled hereunder, including any MVC Shortfall Credit. Each Invoice shall also contain the volumes of all System Fuel and Losses allocated to Customer in accordance with this Agreement. Provider shall include with each Invoice such information in its possession as is reasonably sufficient to explain and support both the amounts due and any adjustments to amounts previously invoiced.

Section 12.2 Payments. Unless otherwise agreed by the Parties, payments of amounts included in any Invoice delivered pursuant to this Agreement shall be due and payable, in accordance with each Invoice’s instructions, on or before the later of (a) the last Day of each Month, and (b) the date that is ten Business Days after Customer’s receipt of the applicable Invoice. All payments by Customer under this Agreement shall be made by electronic funds transfer of immediately available funds to the account designated by Provider in the applicable Invoice. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date but excluding the date the delinquent amount is paid in full. All Invoices shall be paid in full, but

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

payment of any disputed amount shall not waive the payor’s right to dispute the Invoice in accordance with this Section 12.2. Customer may, in good faith (i) dispute the correctness of any Invoice or any adjustment to an Invoice rendered under this Agreement or (ii) request an adjustment of any Invoice for any arithmetic or computational error, in each case, within 24 Months following the date on which the applicable Invoice (or adjustment thereto) was received by Customer. Any dispute of an Invoice by Customer or Invoice adjustment requested by Customer shall be made in writing and shall state the basis for such dispute or adjustment. Upon resolution of the dispute, any required payment shall be made within ten Business Days of such resolution, along with interest accrued at the Interest Rate from and including the due date but excluding the date paid.

Section 12.3 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. The scope of such examination will be limited to the previous 24 Months calculated following the end of the Month in which such Notice of audit, statement, charge or computation was presented. No Party shall have the right to conduct more than one audit during any Year. If any such examination reveals any inaccuracy in any statement or charge, the necessary adjustments in such statement or charge and the payments necessitated thereby shall be made within ten Business Days of resolution of the inaccuracy. This Section 12.3 will survive any termination of the Agreement for the later of (a) a period of 24 Months from the end of the Month in which the date of such termination occurred and (b) until a dispute initiated within such 24 Month period is finally resolved, in each case for the purpose of such statement and payment objections.

ARTICLE 13

REMEDIES

Section 13.1 Suspension of Performance; Release from Dedication.

(a) If Customer fails to pay pursuant to Section 12.2 any Invoice rendered pursuant to Section 12.1 and such failure is not remedied within five Business Days of written Notice of such failure to Customer by Provider, Provider shall have the right to suspend performance under this Agreement until such amount, including interest at the Interest Rate, is paid in full.

(b) In the event a Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided in Section 13.1(a)), and such failure has not been remedied within 30 Days after receipt of written Notice from the other Party of such failure, then the non-defaulting Party shall have the right to suspend its performance under this Agreement. If Customer elects to suspend performance as the result of Provider’s uncured material default, then the Dedicated Production affected by such default shall be deemed to be temporarily released from the terms of this Agreement during the period of such suspension of performance.

Section 13.2 No Election. In the event of a default by a Party under this Agreement, the other Party shall be entitled in its sole discretion to pursue one or more of the remedies set forth in this Agreement, or such other remedy as may be available to it under this Agreement, at

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Law or in equity, subject, however, to the limitations set forth in Article 16. No election of remedies shall be required or implied as the result of a Party’s decision to avail itself of any remedy under this Agreement.

ARTICLE 14

FORCE MAJEURE

Section 14.1 Events of Force Majeure. An event of “Force Majeure” means, an event that (a) is not within the reasonable control of the Party claiming suspension (the “Claiming Party”), (b) that prevents the Claiming Party’s performance or fulfillment of any obligation of the Claiming Party under this Agreement (other than the payment of money), and (c) that by the exercise of due diligence the Claiming Party is unable to avoid or overcome in a reasonable manner. An event of Force Majeure includes, but is not restricted to: (i) acts of God; (ii) wars (declared or undeclared); (iii) insurrections, hostilities, riots, industrial disturbances, blockades or civil disturbances; (iv) epidemics, landslides, lightning, earthquakes, washouts, floods, fires, storms or storm warnings; (v) acts of a public enemy, acts of terror, or sabotage; (vi) explosions, breakage or accidents to machinery or lines of pipe; (vii) hydrate obstruction or blockages of any kind of lines of pipe; (viii) freezing of wells or delivery facilities, partial or entire failure of wells, and other events beyond the reasonable control of Customer that affect the timing of production or production levels; (ix) mining accidents, subsidence, cave-ins and fires; and (x) action or restraint by any Governmental Authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint). Notwithstanding anything herein to the contrary, an event of Force Majeure specifically excludes the following occurrences or events: (A) the loss, interruption, or curtailment of interruptible transportation on any Downstream Facility necessary to take delivery of Customer Residue Gas or Customer NGLs at any Delivery Point, unless and only to the extent the same event also curtails firm transportation at the same Delivery Point; (B) increases or decreases in Customer Gas or Customer Injected NGL supply (other than any such increase or decrease caused by the actions described in subpart (x) above), allocation or reallocation of Customer Gas or Customer Injected NGL production by the applicable well operators; (C) loss of markets; (D) loss of supply of equipment or materials; (E) failure of specific, individual wells or appurtenant facilities in the absence of an event of Force Majeure broadly affecting other wells in the same geographic area; and (F) price changes due to market conditions with respect to the purchase or sale of Hydrocarbons or the economics associated with the delivery, connection, receipt, gathering, compression, dehydration, treatment, processing, fractionation, transportation or redelivery of such Hydrocarbons.

Section 14.2 Actions. If either Provider or Customer is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement and such Claiming Party gives Notice and reasonably full details of the event to the other Party as soon as practicable after the occurrence of the event, then, during the pendency of such Force Majeure, but only during that period, the obligations of the Claiming Party shall be canceled or suspended, as applicable, to the extent required; provided, however, that notwithstanding anything in the foregoing to the contrary, neither Party shall be relieved from any indemnification obligation or any obligation to make any payments hereunder as the result of Force Majeure, regardless which Party is affected. The Claiming Party shall use commercially reasonable efforts to remedy the Force Majeure condition with all reasonable dispatch, shall give Notice to the other Party of the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

termination of the Force Majeure, and shall resume performance of any suspended obligation promptly after termination of such Force Majeure. If the Claiming Party is Customer and such Force Majeure is an event affecting a Delivery Point (but not all Delivery Points), such commercially reasonable efforts shall require, to the extent of capacity available to Customer at the applicable Downstream Facilities, Customer to Nominate Customer Residue Gas or Customer NGLs for redelivery at those Delivery Points not affected by such Force Majeure. For the avoidance of doubt, if and to the extent Provider is delayed in completing any Committed Build-Outs by a Force Majeure event, then the Target Completion Date applicable thereto shall be extended for a period of time equal to that during which such obligations of Provider were delayed by such events.

Section 14.3 Strikes, Etc. The settlement of strikes or lockouts shall be entirely within the discretion of the Claiming Party, and any obligation hereunder to remedy a Force Majeure event shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Person(s) when such course is inadvisable in the sole discretion of the Claiming Party.

ARTICLE 15

REPRESENTATIONS AND COVENANTS

Section 15.1 Party Representations.

(a) Each Party represents and warrants to the other Party as follows: (i) there are no suits, proceedings, judgments, or orders by or before any Governmental Authority that materially adversely affect (A) its ability to perform its obligations under this Agreement or (B) the rights of the other Parties hereunder, (ii) it is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder, (iii) the making and performance by it of this Agreement is within its powers, and have been duly authorized by all necessary action on its part, (iv) this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, and (v) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it.

(b) Customer represents and warrants to Provider that, during the Term, Customer has the sole and exclusive right to purchase all Gas owned or Controlled by Producer and produced from those oil and gas properties located in the Dedicated Area that are operated by Producer, or that are not operated by Producer, but from which Producer has elected to take its applicable production in-kind (such right, collectively, the “Exclusive Producer Purchase Right”).

Section 15.2 Joint Representations. Customer and Provider jointly acknowledge and agree that (a) the movement of Customer Gas and Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) on the TGP System under this Agreement constitutes (and is intended to constitute for purposes of all applicable Laws) a

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

movement of Customer Gas and Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom), in each case, that is not subject to the jurisdiction of the Federal Energy Regulatory Commission pursuant to the Natural Gas Act or Section 311 of the Natural Gas Policy Act, (b) the Fees have been freely negotiated and agreed upon as a result of good faith negotiations and are not discriminatory or preferential, but are just, fair, and reasonable in light of the Parties’ respective covenants and undertakings herein during the term of this Agreement, and (c) neither Customer nor Provider had an unfair advantage over the other during the negotiation of this Agreement.

Section 15.3 Applicable Laws. This Agreement is subject to all valid present and future Laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the System Services performed under this Agreement or the TGP System and other facilities utilized under this Agreement.

Section 15.4 Government Authority Modification. It is the intent of the Parties that the rates and terms and conditions established by any Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement. If any Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, then (in addition to any other remedy available to the Parties at Law or in equity):

(a) the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth in this Agreement;

(b) the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement; and

(c) in the event that the Parties are not successful in accomplishing the objectives set forth in (a) and (b) above such that, following the failure to accomplish such objectives, Provider is not in substantially the same economic position as it was prior to any such regulation, then Provider may terminate this Agreement upon the delivery of written Notice of termination to Customer.

Section 15.5 Taxes. Customer shall pay or cause to be paid, and agrees to indemnify and hold harmless Provider and its Affiliates from and against the payment of, all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any Governmental Authority with respect to Customer Gas and the handling thereof prior to receipt thereof by Provider at the Receipt Points. Subject to Section 15.4, Provider shall pay or cause to be paid all taxes and assessments, if any, imposed upon Provider for the activity of processing, treating and/or fractionating, as applicable, Customer Gas and Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) after receipt at the Receipt Points and prior to redelivery thereof by Provider at the Delivery Points. Provider shall refund to Customer any tax paid on Customer’s behalf (a) that is successfully disputed, and (b) for which Provider has actually received a refund.

Section 15.6 Exclusive Producer Purchase Right. Customer covenants and agrees that, during the Term, it shall not, without the prior written consent of Provider (such consent to be

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

given or withheld in Provider’s sole discretion), materially alter, modify or amend the Exclusive Producer Purchase Right, including any contract or other arrangement forming a part of such right (and shall not commit or agree to do so), in any manner that would adversely affect the volumes of Gas (a) to which Customer is entitled pursuant to the Exclusive Producer Purchase Right, or (b) delivered to Provider by Customer hereunder.

ARTICLE 16

INDEMNIFICATION AND INSURANCE

Section 16.1 Custody and Control Indemnity. EXCEPT FOR LOSSES COVERED BY THE INDEMNITIES IN SECTION 11.1, THE PARTY HAVING CUSTODY AND CONTROL OF HYDROCARBONS UNDER THE TERMS OF SECTION 11.2 SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTY’S GROUP FROM AND AGAINST EACH OF THE FOLLOWING: (A) ANY LOSSES ASSOCIATED WITH ANY PHYSICAL LOSS OF SUCH HYDROCARBONS (OTHER THAN SYSTEM FUEL AND LOSSES), INCLUDING THE VALUE OF SUCH LOST HYDROCARBONS, AND (B) ANY DAMAGES RESULTING FROM THE RELEASE OF ANY SUCH HYDROCARBONS; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PERSON OR A MEMBER OF SUCH INDEMNIFIED PERSON’S GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS section 16.1 WITH RESPECT TO ITS OWN NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 16.2 Customer Indemnification. SUBJECT TO Section 16.1, CUSTOMER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS PROVIDER, AND PROVIDER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “Provider Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM ANY OF THE FOLLOWING: (A) THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF CUSTOMER’S FACILITIES AND/OR ANY TRUCKS OR TRAINS UTILIZED BY CUSTOMER FOR DELIVERING CUSTOMER HYDROCARBONS TO A RECEIPT POINT OR DELIVERING CUSTOMER HYDROCARBONS FROM A DELIVERY POINT; PROVIDED, HOWEVER, THAT NO MEMBER OF THE PROVIDER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 16.2 WITH RESPECT TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE PROVIDER GROUP, (B) ANY CUSTOMER GAS OR CUSTOMER INJECTED NGLS DELIVERED INTO THE TGP SYSTEM THAT DO NOT MEET THE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS), AND (C) THE PAYMENT OR CALCULATION OF ANY PROCEEDS, ROYALTIES OR OTHER BURDENS ON PRODUCTION DUE BY ANY PRODUCER TO APPLICABLE LESSORS, LANDOWNERS, ROYALTY HOLDERS OR OTHER INTEREST HOLDERS (INCLUDING CO-OWNERS OF WORKING INTERESTS), AS APPLICABLE, WITH RESPECT TO ANY GAS OR INJECTED NGLS DELIVERED INTO THE TGP SYSTEM BY OR ON BEHALF OF CUSTOMER.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 16.3 Provider Indemnification. SUBJECT TO Section 16.1 AND Section 16.5, PROVIDER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS CUSTOMER, AND CUSTOMER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “Customer Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF THE TGP SYSTEM; PROVIDED, HOWEVER, THAT NO MEMBER OF THE CUSTOMER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 16.3 WITH RESPECT TO (A) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE CUSTOMER GROUP, OR (B) ANY CUSTOMER GAS DELIVERED INTO THE TGP SYSTEM THAT DOES NOT MEET THE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS).

Section 16.4 Actual Direct Damages. A PARTY’S (OR A MEMBER OF SUCH PARTY’S GROUP’S) DAMAGES RESULTING FROM A BREACH OR VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR CONDITION CONTAINED IN THIS AGREEMENT OR ANY ACT OR OMISSION ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DIRECT DAMAGES AND SHALL NOT INCLUDE ANY OTHER LOSS OR DAMAGE, INCLUDING INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, PRODUCTION, OR REVENUES, AND EACH PARTY EXPRESSLY RELEASES THE OTHER PARTY AND THE MEMBERS OF SUCH OTHER PARTY’S GROUP FROM ALL SUCH CLAIMS FOR LOSS OR DAMAGE OTHER THAN ACTUAL DIRECT DAMAGES; PROVIDED, THAT LIMITATION TO DIRECT DAMAGES ONLY SHALL NOT APPLY TO ANY DAMAGE, CLAIM OR LOSS ASSERTED BY OR AWARDED TO THIRD PARTIES AGAINST A PARTY AND FOR WHICH THE OTHER PARTY WOULD OTHERWISE BE RESPONSIBLE UNDER THIS AGREEMENT.

Section 16.5 Penalties. EXCEPT FOR INSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY PROVIDER, CUSTOMER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD PROVIDER AND THE PROVIDER GROUP HARMLESS FROM ANY LOSSES, INCLUDING ANY SCHEDULING PENALTIES OR MONTHLY BALANCING PROVISIONS, IMPOSED BY A DOWNSTREAM FACILITY IN ANY TRANSPORTATION CONTRACTS OR SERVICE AGREEMENTS ASSOCIATED WITH, OR RELATED TO, CUSTOMER GAS OR CUSTOMER INJECTED NGLS (INCLUDING ANY CUSTOMER RESIDUE GAS OR CUSTOMER NGLS RESULTING THEREFROM), INCLUDING ANY PENALTIES IMPOSED PURSUANT TO A DOWNSTREAM FACILITY’S TARIFF (IF APPLICABLE), OR WHICH MAY BE CAUSED BY OFO’S, PDA’S, OTHER PIPELINE ALLOCATION METHODS, UNSCHEDULED PRODUCTION, OR BY UNAUTHORIZED PRODUCTION.

Section 16.6 Insurance. The Parties shall carry and maintain no less than the insurance coverage set forth in Exhibit J.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 17

ASSIGNMENT

Section 17.1 Assignment of Rights and Obligations under this Agreement.

(a) Customer shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (i) such transferee has also been assigned the Exclusive Producer Purchase Right (including any contract or other arrangement forming a part of such right), (ii) the transferee specifically assumes all of Customer’s rights and obligations hereunder, and (iii) the transferee has, in Provider’s good faith and reasonable judgment, the financial and operational capability to perform and fulfill Customer’s obligations hereunder. Provider shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (A) such Person has acquired all or a portion of the TGP System and (B) the portion of the rights and obligations of Provider under this Agreement to be transferred to such Person correspond to the interest in the TGP System so transferred to such Person.

(b) This Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties. Any attempted assignment made without compliance with the provisions set forth in this Section 17.1 shall be null and void ab initio.

(c) Any release of any of Dedicated Production from dedication under this Agreement pursuant to Section 4.4 shall not constitute an assignment or transfer of such Dedicated Production for the purposes of this Article 17.

Section 17.2 Pre-Approved Assignment. Each Party shall have the right, without the prior consent of the other Party, to (a) mortgage, pledge, encumber or otherwise impress a lien or security interest upon its rights and interest in and to this Agreement and (b) make a transfer pursuant to any security interest arrangement described in (a) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person.

ARTICLE 18

CUSTOMER GUARANTEE; ADEQUATE ASSURANCES

Section 18.1 Customer Guarantee. Concurrently with the execution of this Agreement, Customer shall deliver to Provider a guarantee from Hess Corporation, the indirect owner of 100% of the issued and outstanding shares of Customer (“Customer Parent”), in substantially the form attached hereto as Exhibit K (the “Customer Guarantee”), which Customer Guarantee shall provide a guarantee of all of Customer’s obligations under this Agreement.

Section 18.2 Adequate Assurances. If (a) Customer fails to pay any Invoice according to the provisions hereof and such failure continues for a period of five Business Days after written Notice of such failure is provided to Customer or (b) Provider has reasonable grounds for insecurity regarding the performance by Customer of any obligation under this Agreement, then Provider, by delivery of written Notice to Customer, may, singularly or in combination with any other rights it may have, demand Adequate Assurance by Customer. As used herein, “Adequate

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Assurance” means, at the option of Customer, (i) the advance payment in cash by Customer to Provider for System Services to be provided under this Agreement in the following Month or (ii) delivery to Provider by Customer of an Adequate Letter of Credit in an amount equal to not less than the aggregate amounts owed from Customer to Provider hereunder for the prior two Month period. If (A) Customer fails to provide Adequate Assurance to Provider within 48 hours of Provider’s request therefor pursuant to this Section 18.2 or (B) Customer or Customer Parent suffers any of the actions described in Section 10.1(a)(iii), then, in either case, Provider shall have the right to, at its sole option, terminate this Agreement upon written Notice to Customer or suspend or reduce all services under this Agreement without prior Notice to Customer, in each case, without limiting any other rights or remedies available to Provider under this Agreement or otherwise. If Provider exercises the right to terminate this Agreement or suspend or reduce any System Services under this Section 18.2, then Customer shall not be entitled to take, or cause to be taken, any action hereunder or otherwise against Provider for such termination, suspension or reduction. Failure of Provider to exercise its right to terminate this Agreement or suspend or reduce any System Service as provided in this Section 18.2 shall not constitute a waiver by Provider of any rights or remedies Provider may have under this Agreement, applicable Law, or otherwise.

ARTICLE 19

MISCELLANEOUS

Section 19.1 Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

Section 19.2 Notices; Voice Recording. All notices and communications required or permitted to be given under this Agreement shall be considered a “Notice” and be sufficient in all applicable respects if (a) given in writing and delivered personally, (b) sent by bonded overnight courier, (c) mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, (d) transmitted by facsimile (provided that any such fax is confirmed by written confirmation), or (e) by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed by written confirmation), in each case, addressed to the appropriate Person at the address for such Person shown in Exhibit L. Any Notice given in accordance herewith shall be deemed to have been given when (i) delivered to the addressee in person or by courier, (ii) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day (in each case, provided that any such electronic communication is confirmed in writing), or (iii) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Person may change their contact information for notice by giving Notice to the other Parties in the manner provided in this Section 19.2. Either Party may, from time-to-time, agree and request that certain Notices or statements, such as operational,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

scheduling, Nominations, or Invoices, be sent by alternative means, such as e-mail, facsimile or otherwise. The Parties hereby agree that, to the extent permitted by Law, each Party may electronically record telephone conversations between the Parties in connection with oral notices, nominations, scheduling, or other operational communications between the Parties for purposes of confirming and documenting such communications, with or without the use of a prior warning tone or Notice.

Section 19.3 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

Section 19.4 Waivers; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or their respective officers, employees, agents, or representatives, and no failure by a Party to exercise any of its rights under this Agreement, shall, in either case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

Section 19.5 Confidentiality. For the term of this Agreement and for one year after the termination of this Agreement, the Parties shall keep confidential the terms of this Agreement, including, but not limited to, the Fees paid hereunder, the volumes delivered (and redelivered) hereunder, all other material terms of this Agreement and any non-public information and materials delivered pursuant to this Agreement (collectively, “Confidential Information”), except as follows:

(a) to the extent disclosures of Confidential Information may be reasonably required to effectuate the performance of this Agreement by either Party or the construction, operation or maintenance of the TGP System;

(b) to meet the requirements of any applicable Law or of a Governmental Authority with jurisdiction over the matter for which information is sought, and in that event, the disclosing Party shall provide prompt written Notice to the other Party, if legally permitted to do so, of the requirement to disclose the Confidential Information and shall take or assist the other Party in taking all reasonable legal steps available to suppress the disclosure or extent of disclosure of the information;

(c) in a sales process involving all or a portion of the TGP System; provided that the Parties take all reasonable steps to ensure that the confidentiality of Confidential Information is maintained as a result of such sales process; and

(d) to those employees, consultants, agents, advisors and equity holders of each Party who need to know such Confidential Information for purposes of, or in connection with, the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

performance of such Party’s obligations under this Agreement; provided that the Party disclosing the Confidential Information to those Persons shall be liable to the other Party for any damages suffered due to a failure by any of such Persons to maintain the confidentiality of the Confidential Information on the basis set forth in this Agreement.

Section 19.6 Entire Agreement; Conflicts. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES OR THEIR PREDECESSORS PERTAINING TO THE SUBJECT MATTER HEREOF OR THE TGP SYSTEM. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS AND APPENDICES HERETO, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENT OF INTENTION NOT SO SET FORTH.

Section 19.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

Section 19.8 Governing Law; Disputes. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES FEDERAL DISTRICT COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES FEDERAL DISTRICT COURTS HAVING SITES IN HARRIS COUNTY, TEXAS (AND ALL APPELLATE COURTS HAVING JURISDICTION THEREOVER). EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 19.9 Parties in Interest. Nothing in this Agreement shall entitle any Non-Party to any claim, cause of action, remedy or right of any kind.

Section 19.10 Preparation of Agreement. Both Parties and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 19.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 19.12 Operating Terms; Service Interface Rules. The Operating Terms and Service Interface Rules are incorporated into this Agreement for all purposes.

Section 19.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

[signature page follows]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Execution Date, to be effective as of the Effective Time.

CUSTOMER:		PROVIDER:

HESS TRADING CORPORATION		HESS TIOGA GAS PLANT LLC

By:	/s/ Steven A. Villas	By:	/s/ Michael R. Lutz
Name:	Steven A. Villas	Name:	Michael R. Lutz
Title:	President	Title:	Vice President

Signature Page to

Gas Processing and Fractionation Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX I

OPERATING TERMS AND CONDITIONS

1.1 Quality Specifications.

(a) Quality Specifications:

(i) Customer Gas. All Customer Gas Tendered at the Receipt Points shall conform to the following specifications:

(A) Carbon Dioxide: All Customer Gas delivered hereunder shall not contain more than ** percent (**%) by volume of carbon dioxide.

(B) Hydrogen Sulfide:

(1) If the Plant is being operated in Sulfur Recovery Mode, then any Customer Gas delivered hereunder during such time shall not contain more than a total of ** percent (**%) by volume of hydrogen sulfide.

(2) If the Customer Gas delivered hereunder ever contains less than a total of ** percent (**%) by volume of hydrogen sulfide, then Provider may, pursuant to Section 3.4(d), cause the Plant to cease operating in Sulfur Recovery Mode.

(3) If the Plant is not being operated in Sulfur Recovery Mode, then all Customer Gas delivered hereunder shall not contain more than a total of ** parts per million (** ppm) by volume of hydrogen sulfide.

(4) Notwithstanding anything in the foregoing and for the avoidance of doubt, Customer Gas containing hydrogen sulfide shall only be accepted if the applicable Downstream Facility is capable of treating for such contaminant.

(C) Sum of Hydrogen Sulfide plus Carbon Dioxide: The sum of the (A) hydrogen sulfide content, plus (B) carbon dioxide content of any Customer Gas delivered hereunder shall not exceed ** of one percent (**%) by volume.

(D) Nitrogen: All Customer Gas delivered hereunder shall not contain more than three and one-tenth of one percent (3.1%) of nitrogen by volume.

(E) Oxygen: No Customer Gas delivered hereunder shall contain any oxygen.

(F) Other Constituents: All Customer Gas delivered hereunder shall be commercially free from well treating chemicals, liquid water, dirt, dust, crude oil, gums, iron particles, arsenic, mercury, selenium, radon, antimony and other impurities or noncombustible gases, in each case, which, individually or in the aggregate, would adversely affect the utilization of such Customer Gas.

Appendix I - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(G) Gross Heating Value after Processing: The Residue Gas produced from the Customer Gas delivered hereunder shall have a calculated Gross Heating Value of not less than 967 Btus per cubic foot at Standard Base Conditions.

(H) Hydrocarbon Dew Point: All Customer Gas delivered hereunder to the high pressure Receipt Point(s) identified in Exhibit H shall have a hydrocarbon dew point equal or less than thirty degrees (30°) Fahrenheit at the then-current operating pressure of such Receipt Point.

(ii) Customer Injected NGLs. All Customer Injected NGLs Tendered at the Receipt Points shall conform to the following specifications:

(A) Carbon Dioxide: All Customer Injected NGLs delivered hereunder shall contain a content of carbon dioxide such that, when the delivered Injected NGLs, including dissolved or entrained carbon dioxide, is commingled with all delivered Gas at the Receipt Points, the aggregate total content of carbon dioxide contained in the delivered Gas plus delivered Injected NGLs shall not be more than ** percent (**%) by volume.

(B) Hydrogen Sulfide:

(1) If the Plant is being operated in Sulfur Recovery Mode, then any Customer Injected NGLs delivered hereunder during such time shall not contain a content of hydrogen sulfide such that, when the delivered Injected NGLs, including dissolved or entrained hydrogen sulfide, is commingled with all delivered Gas at the Receipt Points, the aggregate total content of hydrogen sulfide contained in the delivered Gas plus delivered Injected NGLs shall not be (x) more than a total of ** percent by volume (**%) of hydrogen sulfide or (y) less than a total of ** percent by volume (**%) by volume of hydrogen sulfide.

(2) If the Customer Injected NGLs delivered hereunder ever contain less than a total of ** percent (**%) by volume of hydrogen sulfide, then Provider may, pursuant to Section 3.4(d), cause the Plant to cease operating in Sulfur Recovery Mode.

(3) If the Plant is not being operated in Sulfur Recovery Mode, then all Customer Injected NGLs delivered hereunder shall not contain more than a total of ** parts per million (** ppm) by volume of hydrogen sulfide.

(4) Notwithstanding anything in the foregoing and for the avoidance of doubt, Customer Injected NGLs containing hydrogen sulfide shall only be accepted if the applicable Downstream Facility is capable of treating for such contaminant.

(C) Sum of Hydrogen Sulfide plus Carbon Dioxide: The Injected NGLs delivered hereunder shall not contain an aggregate total content of carbon dioxide plus hydrogen sulfide such that, when the delivered Injected NGLs, including dissolved or entrained carbon dioxide and dissolved or entrained hydrogen sulfide, is commingled with all delivered Gas at the Receipt Points, the sum of the (A) aggregate hydrogen sulfide content of all

Appendix I - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

such delivered Injected NGLs and delivered Gas, plus (B) aggregate carbon dioxide content of all such delivered Injected NGLs and delivered Gas shall not exceed ** percent (**%) by volume.

(D) Nitrogen: All Customer Injected NGLs delivered hereunder shall not contain a content of nitrogen such that, when the delivered Injected NGLs, including dissolved or entrained nitrogen, is commingled with all delivered Gas at the Receipt Points, the aggregate total content of nitrogen contained in the delivered Gas plus delivered Injected is more than three and one-tenth of one percent (3.1%) of nitrogen by volume.

(E) Oxygen: No Customer Injected NGLs delivered hereunder shall contain any oxygen.

(F) Other Constituents: All Customer Injected NGLs delivered hereunder shall be commercially free from well treating chemicals, liquid water, dirt, dust, crude oil, gums, iron particles, arsenic, mercury, selenium, radon, antimony and other impurities, in each case, which, individually or in the aggregate, would adversely affect the utilization of such Customer Injected NGLs.

(b) Downstream Facilities. Notwithstanding the quality specifications above, if a Downstream Facility notifies either Party of different or additional quality specifications required at any Delivery Point that are more stringent than the specifications shown above, such Party will promptly notify the other Party of any such different or additional specifications as soon as practicable after being notified of such specifications.

(i) Following the Parties’ receipt of a notice from a Downstream Facility as described in Section 1.1(b) of the Operating Terms above, the Parties shall promptly meet to discuss such different or additional quality specifications and agree upon the Parties’ collective response to such Downstream Facility. Each Party agrees to use its commercially reasonable efforts to meet and agree upon such response within any applicable time limitation imposed by such Downstream Facility, any binding contractual commitment of either Party, or any Governmental Authority (including any applicable Law), as applicable.

(ii) In the event that Provider would be required to install any processing or treatment facilities in order to meet any such different or additional Downstream Facility quality specifications, the Parties shall meet to determine (A) what additional facilities would be needed, (B) whether or not the Parties agree that such additional facilities should be installed, and (C) what amendments to the then-current System Plan and System Budget would be needed to incorporate the installation of such additional facilities.

(iii) In the event that the Parties do not mutually agree (A) that such additional facilities should either be installed or not installed, or (B) on the amendments to the then-current System Plan that would be needed to incorporate the installation of such additional facilities, then, in each case, the provisions of Section 5.3(e) shall be applied by the Parties with respect to such dispute.

(iv) In the event that the Parties mutually agree (or it is determined

Appendix I - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

pursuant to Section 5.3(e)) (A) that such additional facilities should be installed, and (B) upon the amendments to the then-current System Plan that would be needed to incorporate the installation of such additional facilities, then Provider shall be provided such period of time as would be reasonably needed to install and place into service such additional facilities.

(v) Following the date upon which any such additional facilities are installed and placed into service, such different or additional Downstream Facility quality specifications will be considered as the quality specifications with respect to the applicable Delivery Points under this Agreement for as long as required by such Downstream Facility.

(c) Nonconforming Gas or Injected NGLs. Should, at any time during the Term, either Party become aware that any Gas or Injected NGLs Tendered by Customer into the TGP System does not meet any of the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms), such Party shall immediately notify the other Party of such failure and nonconforming Customer Gas or Customer Injected NGLs, as applicable, and, if known, the extent of the deviation from such specifications. Upon any such notification, Customer shall determine the expected duration of such failure and notify Provider of the efforts Customer is undertaking to remedy such deficiency.

(d) Failure to Meet Specifications. If any Customer Gas or Customer Injected NGLs, as applicable, delivered into the TGP System fails to meet any of the quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the Receipt Points, Provider shall have the right to cease accepting such Gas or Injected NGLs, as applicable, into the TGP System or reject such Gas or Injected NGLs, as applicable, from entering the TGP System, as applicable.

(e) Acceptance of Nonconforming Gas or Injected NGLs. Without limiting the rights and obligations of Provider pursuant to clause (d) immediately above, Provider may elect to accept receipt at any Receipt Point of Customer Gas or Customer Injected NGLs, as applicable, that fails to meet any of the applicable quality specifications stated above. Such acceptance by Provider shall not be deemed a waiver of Provider’s right to refuse to accept non-specification Customer Gas or Customer Injected NGLs, as applicable, at a subsequent time.

(f) Liability for Nonconforming Gas or Injected NGLs. With respect to any Customer Gas or Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) that fail to meet the applicable quality specifications under Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the applicable Receipt Point, Customer shall be responsible for (i) any fees charged by any Downstream Facility, (ii) any costs incurred by Provider and agreed to by Customer in order to avoid such fees for such Hydrocarbons, and (iii) any costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the TGP System). Additionally, Customer shall always be responsible for fees charged by a Downstream Facility due to non-specification Customer Gas or Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) and will indemnify the Provider Group from claims by a Downstream Facility arising from non-specification Customer Gas or Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom).

Appendix I - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(g) Liability for Nonconforming Commingled Gas or Injected NGLs. With respect to any Customer Gas or Customer Injected NGLs (including any Customer Residue Gas or Customer NGLs resulting therefrom) that (i) fail to meet the applicable quality specifications of any Downstream Facility under Section 1.1(b) of the Operating Terms, but (ii) met the applicable quality specifications set forth in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the applicable Receipt Point, Customer shall not be responsible for (A) any fees charged by any Downstream Facility as a result thereof, or (B) any other costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the TGP System) with respect to such commingled Gas or Injected NGLs, as applicable.

1.2 Nomination Procedures. “Nominations” or “Nominate” means a request submitted by Customer to Provider for the prospective processing and/or treatment of specific volumes of Customer Gas and Customer Injected NGLs on a Receipt Point-by-Receipt Point basis and the redelivery of Customer Residue Gas and Customer NGLs produced therefrom on a Delivery Point-by-Delivery Point basis. The Nomination procedures are as follows:

(a) Receipt Point Nominations of Customer Gas and Customer Injected NGLs. The Parties shall, as soon as reasonably practicable following the date hereof, use their commercially reasonable efforts to agree upon a nomination procedure with respect to receipts of Customer Gas and Customer Injected NGLs at the Receipt Points.

(b) Delivery Point Nominations of Customer Residue Gas. Customer shall submit a Nomination for all Customer Residue Gas to be Tendered to each applicable Delivery Point (i) on a Daily basis and (ii) no later than 9:00 a.m. CCT on the date the first Mcf of the Customer Residue Gas contained in such Nomination is to be redelivered to the applicable Delivery Point.

(i) In the event that Customer (A) submits any Nomination after the deadline specified in clause (b) above, or (B) desires to change any Nomination then in effect that was timely made, in each case, Provider shall use its commercially reasonable efforts to accept such late Nomination or change to an existing Nomination, as applicable.

(ii) Notwithstanding anything to the contrary herein (A) the Nominations made by Customer shall, with respect to each Delivery Point subject to such Nomination, be made at Daily rates that are reasonably even and constant, and (B) Customer may not make any Nomination in excess of the applicable capacity constraints for any Delivery Point.

(c) Delivery Point Nominations of Customer NGLs. Customer shall submit a Nomination for all Customer NGLs to be Tendered to each applicable Delivery Point (i) on a Monthly basis and (ii) no later than three Business Days prior to the end of the immediately preceding Month. Should Customer wish to amend any such Nomination, Customer shall provide any such amended Nomination no later than 9:00 a.m. CCT on the date that is three Business Days prior to the date the applicable Barrels of Customer NGLs are to be redelivered to the applicable Delivery Point.

Appendix I - Page 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(i) In the event that Customer (A) submits any Nomination after the deadline specified in clause (c) above, or (B) desires to change any Nomination then in effect that was timely made, in each case, Provider shall use its commercially reasonable efforts to accept such late Nomination or change to an existing Nomination, as applicable.

(ii) Notwithstanding anything to the contrary herein (A) the Nominations made by Customer shall, with respect to each Delivery Point subject to such Nomination, be made at Daily rates that are reasonably even and constant, and (B) Customer may not make any Nomination in excess of the applicable capacity constraints for any Delivery Point.

(d) Coordination with Receiving Transporters. The Parties recognize that Provider must coordinate its actions with those of the Downstream Facilities. Accordingly, upon 30 Days written Notice to Customer, Provider may modify provisions of this Agreement to implement standards promulgated by NAESB and adopted by any Downstream Facility as it relates to the TGP System or to otherwise coordinate the provisions of this Agreement with the operating conditions, rules, or tariffs of the Downstream Facilities, and Customer agrees to execute such amendment(s) to this Agreement proposed by Provider in good faith that reflect such modifications.

(e) Scheduling and Dispatch. Attached hereto as Appendix III are the Service Interface Rules that govern the scheduling and dispatch of Trucks and Trains at the Plant. In addition to the provisions of this Section 1.2 of the Operating Terms, the scheduling of Loading Services at the Loading Points shall be governed by such attached Service Interface Rules.

(f) Customer Compliance. Customer covenants and agrees that it shall, in relation to each requested receipt or delivery of Customer Gas, Customer Residue Gas or Customer NGLs (i) act in accordance and in a manner consistent with the applicable Nomination, and (ii) observe and comply with (A) the terms and conditions of this Agreement, including these Operating Terms and the Service Interface Rules, (B) Applicable Requirements, and (C) the Plant Rules.

1.3 Measurement.

(a) Provider, or its designee, shall maintain and operate the measuring stations, meters, and other equipment that are necessary to accurately measure the volume, Thermal Content, NGL component content, and quality of Gas, Residue Gas and NGLs received, processed, and delivered under this Agreement.

(b) Provider or its designee shall install, maintain, and operate, or cause to be installed, maintained, and operated, suitable meters and/or other necessary equipment of ample size and proper type for accurate measurement of the following:

(i) The volume, Thermal Content, and NGL component content, of Customer Gas and Customer Injected NGLs delivered at the Receipt Points;

Appendix I - Page 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ii) The volume and Thermal Content of System Fuel;

(iii) The volume and Thermal Content of Customer Residue Gas;

(iv) The volume and Thermal Content of each NGL component recovered and removed from Customer Gas and/or Customer Injected NGLs and redelivered to the Delivery Points as Customer NGLs; and

(v) Any other volume or quantity of product necessary for the proper performance of Provider’s obligations under this Agreement.

(c) Customer or its designated representative may, in the presence of Provider or Provider’s designated representative, have access to Provider’s measuring and analyzing equipment at reasonable times, and will have the right to witness tests, calibrations and adjustments thereof. Upon request of either Party for a special test of any meter or auxiliary equipment, Provider will promptly verify the accuracy of same; provided, that the cost of such special test will be borne by the requesting Party, unless the percentage of inaccuracy found is more than one and one percent (1.0%) of a recording corresponding to the average hourly rate of Gas flow, in which case the cost of the special test shall be borne by Provider.

(d) If the measurement equipment is found to be measuring inaccurately and the amount of Gas, Residue Gas or NGLs delivered cannot be ascertained or computed from the reading, then the Gas, Residue Gas or NGLs, as applicable, delivered will be estimated and agreed upon by the Parties based on the best data available, using the first available of the following:

(i) The registration of any check meter or meters if installed and accurately registering;

(ii) The correction of the errors, if the percentage of error is ascertainable by meter calibration, test, or mathematical calculation; and

(iii) The estimation based on comparison of the quantity of deliveries with deliveries during preceding periods under similar conditions when the meter was registering accurately.

(e) Upon the written request of Customer, Provider shall send any applicable measurement charts or electronic data, as available, to Customer for Customer’s review. Any such materials delivered to Customer shall be returned to Provider within 90 Days of such delivery and such materials shall, at all times, be subject to the confidentiality provisions set forth in Section 19.5.

1.4 Measurement Standards. The measurements of the volume and quality of all Gas, Residue Gas and NGLs, as applicable, delivered at the Receipt Points and Delivery Points (other than the Interstate Delivery Points) will be conducted in accordance with the following

Appendix I - Page 7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

provisions. The measurements of the volume and quality of all Gas, Residue Gas and NGLs, as applicable, delivered at the Interstate Delivery Points will be conducted in accordance with the regulations and procedures of the applicable Downstream Facilities at such Interstate Delivery Points.

(a) The unit of volume for measurement will be one Standard Cubic Foot. Measured volumes, converted to Mcf, will be multiplied by their Gross Heating Value per Standard Cubic Foot and divided by one thousand (1,000) to determine the MMBtu content.

(b) Gas shall be measured in accordance with the Manual of Petroleum Measurement Standards Chapter 14.3, Part 3 August 1992, Reaffirmed February 2009, as amended from time to time, in a manner generally accepted by the gas producing industry.

(c) All Gas Tendered hereunder at a Receipt Point and Gas or Residue Gas redelivered hereunder at a Delivery Point shall be measured by a suitable measurement device to be furnished and installed (or caused to be furnished and installed) by Provider, and subsequently kept in repair (or caused to be kept in repair) by Provider, and located at or near such Receipt Point or Delivery Point, as applicable. Such measurement devices shall be installed, and the meter run fabricated and installed, in accordance with the American Petroleum Institute Manual of Petroleum Measurement Standards (the “MPMS”) Chapter 14.3, Part 2 April 2000 Reaffirmed May 2011 utilizing EGM (electronic gas measurement) shall be installed pursuant to MPMS Chapter 21.1.

(d) The specific gravity of Gas will be determined by spot samples or continuous sampling analyzed by gas chromatograph following recommended industry practice.

(e) If a continuous sampling method is used, the gravity to the nearest one-thousandth (0.001) will be determined once a Month from a Gas analysis. The result will be applied during the Month for the determination of Gas volumes delivered.

(f) If a spot sample is used, the gravity to the nearest one-thousandth (0.001) will be determined at least once each quarter and will be applied until the next spot sample is taken for the determination of Gas volumes delivered.

(g) Adjustments to measured Gas volumes for the effects of super compressibility will be made in accordance with accepted American Gas Association standards. Provider or its designee will obtain appropriate carbon dioxide and nitrogen mole fraction values for the Gas delivered as may be required to compute adjustments in accordance with standard testing procedures. At Provider’s or its designee’s option, equations for the calculation of super compressibility may be taken from either the API Chapter 14.2 or American Gas Association Report No. 8, Compressibility and Super Compressibility for Natural Gas and Other Hydrocarbon Gases, latest revision.

(h) For purposes of measurement and meter calibration, the average atmospheric pressure for each Receipt Point and Delivery Point is assumed to be 13.5 pounds per square inch absolute. If the pressure transmitter being used is capable of measuring actual atmospheric pressure, then actual atmospheric pressure may be used.

Appendix I - Page 8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(i) The Gross Heating Value of Gas delivered at Receipt Points and Delivery Points will be determined at least once each quarter using either a continuous sampler, spot sampler or gas chromatograph; provided, however, that when Daily deliveries of Gas at any Receipt Point or Delivery Point average five thousand (5,000) Mcf per Day or greater during any Month, the Gross Heating Value of the Gas delivered at that Receipt Point or Delivery Point will be taken at least Monthly at a suitable point on the facilities to be representative of the Gas being metered.

(j) The physical constants used in Btu computation for a perfect Gas will be derived from the “Table of Physical Constants of Paraffin Hydrocarbons and Other Compounds” as published in the GPA Standard 2145-03 and superseding revisions thereof. The analysis will be complete and individual values in mole percent or fraction of each Hydrocarbon compound will be listed through C6. The C6+ values will be as stated in GPA standard 2261, 7.3.6 Table IV (as may be revised from time to time) or, at Provider’s option, by use of an extended analysis. The analysis will further include the mole fraction or percent individually of additional compounds contained in chromatographically measurable quantities contained in the sample. The method to be used for chromatographic analysis will be that contained in GPA standard 2261, Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography, latest revision.

(k) Other tests to determine water content, sulfur, and other impurities in the Gas will be conducted in accordance with standard industry testing procedures when requested by either Party. The Party requested to perform those tests shall bear the cost of those tests only if the Gas tested is determined not to be within the quality specifications set forth in this Agreement. If the Gas is within such quality specifications, the requesting Party will bear the cost of the tests.

(l) If, during the Term, a new method or technique is developed with respect to Gas measurement or the determination of the factors used in Gas measurement, then, in Provider’s commercially reasonable discretion, the new method or technique may be substituted for the applicable method set forth in this Section 1.4 of the Operating Terms, provided that the new method or technique is in accordance with accepted standards of the American Gas Association, and applied uniformly to all customers processing Gas on the TGP System.

1.5 Curtailment and/or Bypass of Hydrocarbons. If (a) capacity on the TGP System is interrupted, curtailed or reduced, or (b) capacity is insufficient for the needs of all customers desiring to use such capacity, the holders of Interruptible Service will be curtailed or subject to Bypass, as applicable, first, the holders of Firm Service shall be curtailed or subject to Bypass, as applicable, second, and the holders of Anchor Customer Firm Service shall be curtailed or subject to Bypass, as applicable, last. As among the holders of each of Firm Service and Anchor Customer Firm Service, the capacity available on the TGP System to each such class of service under the preceding sentence shall be allocated among the holders of the applicable class of service on a pro rata basis, based on the percentage derived by dividing the Daily average volume of Gas or Injected NGLs, as applicable, actually Tendered by each holder of the applicable class of service to Receipt Points on the TGP System during the prior 90 Day period by the total volume of such Gas or Injected NGLs, as applicable, actually Tendered by all

Appendix I - Page 9

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

holders of the applicable class of service during such period to Receipt Points on the TGP System. As among holders of Interruptible Service, the capacity available to such service, if any, shall be allocated pro rata among the holders of such service based on the percentage derived by dividing the Daily average volume of Gas or Injected NGLs, as applicable, actually Tendered by each holder of Interruptible Service to Receipt Points on the TGP System during the prior 60 Day period by the total volume of such Gas or Injected NGLs, as applicable, actually Tendered by all holders of Interruptible Service to Receipt Points on the TGP System during such period. During periods of curtailment on the TGP System, the Parties shall meet to review alternative options for Customer to optimize its overall volume throughput and related revenues in light of the specific constraints causing such curtailment on the TGP System.

1.6 Allocations of System Fuel, System GL&U and Shrinkage. Allocations required for determining payments or Fees due under this Agreement shall be made by Provider. This Section 1.6 of the Operating Terms shall be based upon the measurements taken and quantities determined for the applicable Month.

(a) The following definition shall be applicable: “Fuel Point” means a point on the TGP System where System Fuel is measured, sampled, calculated or consumed.

(b) System Fuel shall be allocated to each Receipt Point upstream of the applicable Fuel Point by multiplying (i) the System Fuel, stated in Mcfs, measured at the applicable Fuel Point during the applicable Month by (ii) a fraction, (A) the numerator of which is the volume of Gas, stated in Mcfs, received into the TGP System at such Receipt Point during such Month, and (B) the denominator of which is the aggregate volume of Gas, stated in Mcfs, received into the TGP System at all Receipt Points upstream of the applicable Fuel Point during such Month.

(c) The System GL&U in any Month shall be determined by subtracting (i) the sum of (A) the Thermal Content of all volumes of Customer Residue Gas and Customer NGLs actually delivered to the Delivery Points on the TGP System during such Month, and (B) the Thermal Content of all volumes of Gas consumed as System Fuel measured at all Fuel Points on the TGP System during such Month, from (ii) the Thermal Content of all volumes of all Gas and Injected NGLs received into the TGP System at all Receipt Points.

(d) Total Shrinkage on the TGP System shall be calculated using industry standard Btu shrinkage factors for each component of NGLs recovered from the total Gas and Injected NGL stream delivered into the Receipt Points. Customer’s share of Shrinkage shall be allocated based on the ratio used to allocate Customer’s share of NGLs.

1.7 Allocations of Residue Gas and NGLs. Provider shall determine the volume of Customer Residue Gas and Customer NGLs by proportionally allocating to Customer its ratable share of all Residue Gas and NGLs recovered in the TGP System based on the proportion that the Customer Gas and Customer Injected NGLs delivered to the Receipt Points contributes to the total volume of Gas and Injected NGLs delivered to the Receipt Points by all customers, as more fully described below.

(a) Provider will, at least Monthly, measure (whether at the Receipt Point or

Appendix I - Page 10

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

by combining all individual measurements) the total actual NGL gallon content of the total inlet stream of Gas and Injected NGLs at all Receipt Points (per Mcf or MCFE, as applicable) of ethane, propane, butane, and C5+ by chromatographic analysis or gas sampling.

(b) Customer will be allocated its share of recovered NGLs (on a component basis) as Customer NGLs based on the ratio that its delivered gallons of each component into the Receipt Points bears to the total gallons of such component delivered into the Receipt Points.

(c) Customer will be allocated its share of recovered Residue Gas equal to the (i) MMBtus of Customer Gas and Customer Injected NGLs delivered at the Receipt Points, less (ii) the sum of (A) Customer’s allocated share of Shrinkage, plus (B) Customer’s allocated share of System Fuel, plus or minus (C) Customer’s allocated share of System GL&U.

1.8 Imbalances.

(a) The intent of the Parties to this Agreement is that Gas and Injected NGLs be received and Residue Gas and NGLs be redelivered hereunder at the same rate and Provider and Customer will use commercially reasonable efforts to keep Gas balanced on a Daily basis. Provider and Customer agree to communicate promptly in the event an imbalance situation starts to develop so that corrective measures may be taken to minimize an imbalance. The Parties acknowledge and agree that an exact Daily balancing of receipts and deliveries may not be possible due to the inability of the Parties to control precisely such receipts and deliveries. However, Provider, to the fullest extent practicable, will deliver each Day a volume of Residue Gas with a Thermal Content equal to the Gas volume received for that Day. Any imbalance at the end of a Month will be corrected, if possible, volumetrically, the following Month.

(b) If the Downstream Facility at any Residue Gas Delivery Point being utilized by Customer requires that imbalances between Provider and such Downstream Facility be eliminated by a cash settlement at the end of each Month in lieu of by the delivery or reduction in deliveries of Residue Gas at such Residue Gas Delivery Point, Provider may eliminate any imbalance of Customer by cash settlement. If an imbalance is eliminated by cash settlement, the imbalance settlement amount charged to Customer by Provider will be Customer’s share of the cash settlement amount charged by the Downstream Facility in accordance with such Downstream Facility’s FERC tariff. If the imbalance was caused by Customer’s failure to submit timely and proper Nominations in accordance with the requirements of the Downstream Facility at such Delivery Point or Customer’s failure to deliver to Provider quantities of Customer Gas in accordance with such Nominations, then Provider may charge Customer for Customer’s share of the cash settlement amount actually charged by such Non-Party Downstream Facility. If the imbalance was caused by Provider’s failure to deliver to such Delivery Point a volume of Residue Gas with a Thermal Content equivalent to the Thermal Content of the Gas volume received for that Day, then, to such extent, Provider will bear and pay any imbalance charges, penalties, cash-out payments or other amounts due and owing to the Downstream Facility as a result of the imbalance caused by Provider. Upon request, Provider will provide Customer with a copy of each Downstream Facility cash settlement statement and invoice, as well as documentation supporting Provider’s allocation of imbalances to Customer and the calculation of Customer’s share of each cash settlement invoice.

Appendix I - Page 11

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.9 Mcf Equivalents. For purposes of this Agreement, an NGL “Mcf Equivalent” or “MCFE” will be calculated as follows:

**

For purposes of the formula included above, the following abbreviations have the meanings set forth below.

(a)	“A” = MCFE of NGLs.

(b)	“Q” = Barrels of NGLs.

(c)	“i” = Components of NGLs (including C1, C2, C3, C4, C5+, H2S, CO2, N2).

(d)	“yi” = Volume percentage of NGL component “i”, divided by 100.

(e)	“vi” = Volume factor of component “i” (as taken from Table A below), measured in gallon/ft3.

Table A1
Injected Liquids Components			Volume Factor (ft3 ideal gas/gal liquid)
Methane	C1		59.138
Ethane	C2		37.488
Propane	C3,		36.391
i-butane	iC4,		30.637
n-butane	nC4,		31.801
i-pentane	iC5		27.414
n-pentane	nC5		27.658
Pentanes-plus	C5	+,	22.947	(*)
hydrogen sulfide	H2S		74.16
carbon dioxide	CO2		58.746
nitrogen	N2		91.128
(*) estimated as (iC5 + nC5)/2 x 1/1.2

[1]	Table A information taken from Gas Processors Association Publication Standard 2145-09, “Table of Physical Constants for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry”, 2009.

Appendix I - Page 12

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX II

DEFINITIONS

As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms as set forth below.

“Additional Gas” means any Customer Gas that is not Dedicated Production.

“Adequate Assurance” has the meaning given such term in Section 18.2.

“Adequate Letter of Credit” means one or more direct-pay, irrevocable, standby letters of credit from a major U.S. commercial bank or a foreign bank with a U.S. branch office in either case having a credit rating of at least “A-” (or its equivalent successor rating) from Standard & Poor’s Corporation or “A3” (or its equivalent successor rating) from Moody’s Investor Services, Inc.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning given such term in the preamble hereof.

“Anchor Customer Firm Service” means that type of System Service that (a) has the highest priority call on capacity of the TGP System, (b) shall only be subject to interruption or curtailment by reason of an event of Force Majeure, necessary TGP System maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service, Firm Service and any other permissible level of service established by Provider with respect to the TGP System.

“Applicable Requirements” means (a) any applicable rail transportation provider’s, truck transportation provider’s or pipeline’s operating and engineering standards, (b) any and all applicable local state and federal Laws, including Association of American Railroads, Federal Railroad Administration and U.S. Department of Transportation regulations and specifications, and (c) any applicable operating regulations or directions of any Governmental Authority.

“Arrival Time” means, in relation to a Train or Truck Nominated by Customer for the receiving of Customer NGLs from the TGP System, the date and time such Train or Truck is to arrive at the Terminals ready for loading and dispatch.

“Bakken Area” means, collectively, the following Counties located in North Dakota: Adams, Billings, Bottineau, Bowman, Burke, Burleigh, Divide, Dunn, Golden Valley, Hettinger, McHenry, McIntosh, McKenzie, McLean, Mercer, Morton, Mountrail, Renville, Slope, Stark, Walsh, Ward and Williams.

“Barrel” means 42 United States standard gallons each of 231 cubic inches at 60° Fahrenheit.

Appendix II - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Btu”, “Gross Heating Value”, and “Thermal Content” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and one-half degrees Fahrenheit (58.5° F) to fifty-nine and one-half degrees Fahrenheit (59.5° F) at a constant pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute.

“Bunching” means the accumulation of Trains or Trucks, as applicable, for loading of Customer NGLs contrary to existing Nominations and/or the terms and conditions of this Agreement, including the Operating Terms and the Service Interface Rules.

“Business Day” means a Day (other than a Saturday or Sunday) on which commercial banks in New York, New York are generally open for business.

“Bypass” means that volume of Gas received at a Receipt Point on the TGP System but bypassed around the processing train such that it is redelivered as part of a Residue Gas stream without receiving any processing or fractionation services included as part of the Processing Services. Bypass includes both Gas that is physically bypassed around the Plant and Gas that is allocated through Plant accounting as Bypass (and not credited with any NGL recovery) even if the molecules of such Gas actually pass through the processing train.

“CCT” means the time in the Central Time Zone, whether actual or programmed as Central Standard Time or Daylight Savings Time, or such other time as the Parties may agree upon.

“Charges” has the meaning given such term in Section 7.2.

“Claiming Party” has the meaning given such term in Section 14.1.

“Committed Build-Out Costs” has the meaning given such term in Section 5.2(c)(i).

“Committed Build-Out Estimate” has the meaning given such term in Section 5.2(c)(i).

“Committed Build-Outs” has the meaning given such term in Section 5.2(b)(ii).

“Confidential Information” has the meaning given such term in Section 19.5.

“Conflicting Dedication” has the meaning given such term in Section 4.2.

“Control” and its derivatives (a) with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise, and (b) with respect to any Gas (including any Residue Gas and NGLs allocable thereto) or Injected NGLs, means the right or obligation (pursuant to a marketing, agency, operating, unit or similar agreement or otherwise) of a Person to market such Gas (including any Residue Gas and NGLs allocable thereto) or Injected NGLs, as applicable; provided that such Person has elected or is obligated to market such Gas or Injected NGLs on behalf of a Non-Party.

Appendix II - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“CPI” has the meaning given such term in Section 7.1(g)(ix).

“Customer” has the meaning given such term in the preamble of this Agreement.

“Customer Gas” has the meaning given such term in the recitals to this Agreement.

“Customer Group” has the meaning given such term in Section 16.3.

“Customer Guarantee” has the meaning given such term in Section 18.1.

“Customer Injected NGLs” has the meaning given such term in the recitals to this Agreement.

“Customer NGLs” has the meaning given such term in Section 3.1(a).

“Customer Parent” has the meaning given such term in Section 18.1.

“Customer Residue Gas” has the meaning given such term in Section 3.1(a).

“Day” means a period of time beginning at 9:00 a.m. CCT on a calendar day and ending at 9:00 a.m. CCT on the succeeding calendar day. The term “Daily” shall have the correlative meaning.

“Dedicated Area” has the meaning given such term in Section 4.1(a)(i).

“Dedicated Contracts” has the meaning given such term in Section 4.1(a)(ii).

“Dedicated Producer Gas” has the meaning given such term in Section 4.1(a)(i).

“Dedicated Production” has the meaning given such term in Section 4.1(b).

“Dedicated Production Estimates” has the meaning given such term in Section 5.1(b)(i).

“Delivery Point” means the points of interconnection of the TGP System described on Exhibit I, which Exhibit may be updated from time to time by the Parties pursuant to this Agreement, including pursuant to the agreement on an Updated Development Plan and related updated System Plan pursuant to Article 5.

“Development Period” means, as of any date of determination, the greater of (a) the then-remaining Term of this Agreement (such remaining Term to be calculated using the assumptions that (i) Provider has elected to renew this Agreement for the Secondary Term hereof and (ii) no Party has elected to terminate the Agreement pursuant to Section 2.2(c)) and (b) thirteen (13) years.

“Development Plan” has the meaning given such term in Section 5.1(a).

“Downstream Facility” means (a) any pipeline downstream of any Delivery Point on the TGP System, or (b) a Gas processing facility downstream of any Delivery Point (i) to which

Appendix II - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Customer has dedicated, or in the future elects to dedicate, any Customer Gas for processing, or (ii) at which Customer has arranged for Customer Gas to be processed prior to delivery to a pipeline described in part (a) above.

“Effective Time” has the meaning given such term in the preamble of this Agreement.

“Ethane Recovery Mode” has the meaning given such term in Section 3.4(c).

“Ethane Rejection Mode” has the meaning given such term in Section 3.4(c).

“Exclusive Producer Purchase Right” has the meaning given such term in Section 15.1(b).

“Execution Date” has the meaning given such term in the preamble of this Agreement.

“Executive Election” has the meaning given such term in Section 5.3(e).

“Executive Representative” has the meaning given such term in Section 5.3(e)(i).

“Facilities Modification” has the meaning given such term in Section 5.2(b)(ii).

“Fees” mean, collectively, the Processing Fee, the Gas Lift Fee, the Loading Fees, the HNDP Fee and the Shortfall Fee.

“Firm Service” means that type of System Service that (a) other than Anchor Customer Firm Service, has the highest priority call on capacity of all of the TGP System, (b) shall only be subject to interruption or curtailment by reason of an event of Force Majeure, necessary TGP System maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service.

“Force Majeure” has the meaning given such term in Section 14.1.

“Fuel Point” has the meaning given such term in Section 1.6(a) of the Operating Terms.

“Gas” means natural gas in its natural state after ordinary well production and mechanical separation, including all constituent hydrocarbon gases, non-combustible gases, entrained NGLs, and other normal constituents.

“Gas Lift Delivery Points” means those Delivery Points that include the words “Gas Lift” in the “Delivery Point” column on Exhibit I.

“Gas Lift Fee” has the meaning set forth in Exhibit G-1.

“Gas Lift Services” has the meaning given such term in Section 3.1(b).

“GGA” means that certain Gas Gathering Agreement, dated effective as of the Effective Time, by and between Customer and Hess North Dakota Pipelines LLC, as the same may be amended, modified or supplemented from time to time.

Appendix II - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Group” means (a) with respect to Customer, the Customer Group, and (b) with respect to Provider, the Provider Group.

“Historical Capital Expenditures” means $**.

“HNDP Delivery Point” means each of the Delivery Points numbered 2, 20 and 21 on Exhibit I.

“HNDP Fee” has the meaning set forth in Exhibit G-1.

“Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof and specifically includes Gas, Residue Gas and NGLs.

“Initial Development Plan” has the meaning given such term in Section 5.1.

“Initial System Plan” has the meaning given such term in Section 5.2.

“Initial Term” has the meaning given such term in Section 2.2.

“Injected NGLs” has the meaning given such term in the definition of “NGLs”.

“Interest Rate” means, on the applicable date of determination (a) the prime rate (as published in the “Money Rates” table of The Wall Street Journal, eastern edition, or if such rate is no longer published in such publication or such publication ceases to be published, then as published in a similar national business publication as mutually agreed by the Parties), plus (b) an additional two percentage points (or, if such rate is contrary to any applicable Law, the maximum rate permitted by such applicable Law).

“Interruptible Service” means all obligations of Provider to provide System Services with respect to Gas (and any Residue Gas and NGLs allocable to such Gas), which obligations are designated as interruptible and as to which obligations Provider may interrupt its performance thereof for any or no reason.

“Interstate Delivery Point” means each of the Delivery Points numbered 2, 8, 11 and 22 on Exhibit I.

“Invoice” has the meaning given such term in Section 12.1.

“Laws” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

Appendix II - Page 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Loading Fees” means the Rail Loading Fee and/or the Truck Loading Fee, as the context requires.

“Loading Point” means any Rail Car Loading Point or Truck Loading Point, as the context requires.

“Loading Services” has the meaning given such term in Section 3.1(c).

“Loss” or “Losses” means any actions, claims, settlements, judgments, demands, liens, losses, damages, fines, penalties, interest, costs, expenses (including expenses attributable to the defense of any actions or claims), attorneys’ fees and liabilities, including Losses for bodily injury, death, or property damage.

“Maintenance Capital Estimate” has the meaning given such term in Section 5.2(c)(ii).

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction of new capital assets or the replacement, improvement or expansion of existing capital assets) by Provider that are made to maintain, over the long term, the operating capacity of the TGP System. For purposes of this definition, “long term” generally refers to a period of not less than 12 Months.

“Manifest Train” means a train other than a Unit Train.

“Mcf” means 1,000 Standard Cubic Feet.

“MCFE” or “Mcf Equivalent” has the meaning given such term in Section 1.9 of the Operating Terms.

“Minimum Volume Commitment” or “MVC” has the meaning given such term in Section 6.1.

“MMBtu” means 1,000,000 Btus.

“Month” means a period of time beginning at 9:00 a.m. CCT on the first Day of a calendar month and ending at 9:00 a.m. CCT on the first Day of the next succeeding calendar month. The term “Monthly” shall have the correlative meaning.

“MPMS” has the meaning given such term in Section 1.4(c) of the Operating Terms.

“MVC Shortfall Credits” has the meaning given such term in Section 6.2.

“NAESB” means North American Energy Standards Board, or its successors.

“NGLs” means ethane, propane, methane, normal butane, isobutane, and C5+, and, depending on the context (a) mixtures thereof that are present in Gas as Tendered into the TGP System for the System Services, (b) mixtures thereof that are in a liquid state as Tendered into the TGP System for the System Services (“Injected NGLs”), or (c) mixtures thereof that exist as recovered products after extraction, whether as a combined mixture, raw make, or Y-Grade stream, or as individual product components after fractionation.

Appendix II - Page 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Nominate” and its derivatives have the meaning given such terms in Section 1.2 of the Operating Terms.

“Non-Party” means any Person other than a Party to this Agreement.

“Non-Party Gas” means Gas owned by a Non-Party.

“Non-Party Injected NGLs” means Injected NGLs owned by a Non-Party.

“Notice” has the meaning given such term in Section 19.2.

“OFO” means an operational flow order or similar order respecting operating conditions issued by a Downstream Facility.

“Operating Expense Estimate” has the meaning given such term in Section 5.2(c)(iii).

“Operating Terms” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix I.

“Operational Failure” means any explosions, breakage or accidents to machinery or lines of pipe that are not caused by the gross negligence or willful misconduct of Customer.

“Party” or “Parties” has the meaning given such term in the Preamble.

“PDA” means, with respect to a Receipt Point or Delivery Point, a predetermined allocation directive from, or agreement with, Customer.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Planned Delivery Point” has the meaning given such term in Section 5.1(b)(iii).

“Planned Receipt Point” has the meaning given such term in Section 5.1(b)(ii).

“Planned Well” has the meaning given such term in Section 5.1(b)(i).

“Plant” has the meaning given such term in Section 2.1.

“Plant Expansion” has the meaning given such term in Section 5.2(b)(ii).

“Plant Facilities” has the meaning given such term in Section 2.1.

“Plant Rules” means the rules posted from time to time at the Plant or otherwise communicated to Customer by Provider, in each case, pertaining to access, safety, conduct and use of the TGP System.

Appendix II - Page 7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Plant Site” has the meaning given such term in Section 2.1.

“Processing Fee” has the meaning set forth in Exhibit G-1.

“Processing Services” has the meaning given such term in Section 3.1(a).

“Producer” means Hess Bakken Investments II, LLC, a Delaware limited liability company, and any of such Person’s successors and assigns.

“Provider” has the meaning given to it in the preamble of this Agreement.

“Provider Group” has the meaning given such term in Section 16.2.

“Psia” means pounds per square inch absolute.

“Quarter” means a period of three consecutive Months, commencing on the first day of January, the first day of April, the first day of July and the first day of October in any Year.

“Rail Car Loading Point” means a Delivery Point that is marked as “Rail Car” in the “Receiving Facility” column on Exhibit I.

“Rail Loading Fee” has the meaning set forth in Exhibit G-1.

“Rail Tank Car” means a rail tank car that complies with the Applicable Requirements, is in good working order, is in a condition suitable to receive Customer NGLs from the TGP System, and is compatible with the operation of the TGP System, including the Plant Rules.

“Recalculation Election” has the meaning given such term in Section 7.1(g).

“Receipt Point” means the connecting flanges on the TGP System that are described on Exhibit H, which Exhibit may be updated from time to time by the Parties pursuant to this Agreement, including pursuant to the agreement on an Updated Development Plan and related updated System Plan pursuant to Article 5.

“Residual Value” has the meaning given such term in Exhibit G-2.

“Residue Gas” means the Gas remaining after processing and fractionation at the Plant (including Gas that has been subject to Bypass) and after reduction for Shrinkage, System Fuel and System GL&U.

“Residue Gas Delivery Point” means a Delivery Point that is marked as “Residue Gas” in the “Residue Gas / NGLs” column on Exhibit I.

“Return on Capital” means ** percent (**%), as such return level may be modified by Provider pursuant to the provisions of Section 7.1(f).

“Secondary Term” has the meaning given such term in Section 2.2.

Appendix II - Page 8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Service Interface Rules” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix III.

“Shortfall Fee” has the meaning given such term in Section 7.1(e).

“Shrinkage” means the Thermal Content reduction of the Gas as a result of the extraction of NGLs therefrom as calculated in accordance with the Operating Terms.

“Standard Base Conditions” means a pressure of fourteen and seventy three hundredths (14.73) Psia at a temperature of sixty degrees Fahrenheit (60°F). The atmospheric pressure used by Provider where Gas is measured shall be assumed to be thirteen and five tenths (13.5) Psia, irrespective of the actual elevation of the measurement station(s) above sea level or variations in atmospheric pressure that may occur from time to time.

“Standard Cubic Foot” means the volume of Gas contained in one cubic foot of space at Standard Base Conditions.

“Sulfur Recovery Mode” has the meaning given such term in Section 3.4(d).

“System Budget” has the meaning given such term in Section 5.2(c).

“System Fuel” means all Gas (including Residue Gas) and electric power measured and utilized as fuel for the TGP System, including Gas (including Residue Gas) and electric power utilized as fuel for compressor stations, stated in Mcfs or kilowatt hours, as applicable; provided, however, that “System Fuel” shall not include any Gas (including Residue Gas) or electric power used as a result of Provider’s gross negligence or willful misconduct.

“System Fuel and Losses” means the sum of: (a) all System Fuel; (b) all System GL&U; and (c) any volume of Customer Gas and/or Customer Residue Gas that is flared after being delivered into the TGP System, in each case, whether estimated or measured.

“System GL&U” means that quantity of Gas or NGLs, measured in MMBtus, gained, lost or unaccounted for (as applicable) after measuring or calculating all MMBtus (or their equivalents) received into the TGP System compared to the total quantity of MMBtus (or their equivalents) measured or calculated in dispositions to Residue Gas, Shrinkage, NGLs, and System Fuel or other dispositions. “System GL&U” includes any Gas or NGL volumes lost (or gained, if applicable) as a result of, but not limited to, leakage, venting or flaring, discrepancies due to meter inaccuracies, discrepancies in temperatures, pressures, conversion, measurement, or calculation factors and formulas, and other normal discrepancies resulting from TGP System measurement and volume reconciliations; provided, however, that “System GL&U” shall not include any Gas or NGLs lost as a result of Provider’s gross negligence or willful misconduct.

“System Plan” has the meaning given such term in Section 5.2(a).

“System Services” has the meaning given such term in Section 3.1.

“Target Completion Date” has the meaning given such term in Section 5.2(b)(iii).

Appendix II - Page 9

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Tender” and its derivatives mean, with respect to Gas or Injected NGLs, the act of Customer’s making Customer Gas or Customer Injected NGLs, as applicable, available or causing Customer Gas or Customer Injected NGLs, as applicable, to be made available to the TGP System at a Receipt Point.

“Term” has the meaning given such term in Section 2.2.

“TGP System” has the meaning given such term in Section 2.1.

“Train” means a Unit Train or a Manifest Train.

“Transportation Event” means a leak, derailment, explosion or other failure, accident or incident occurring at any time or location and involving a truck, train or rail tank car that Customer brought or caused to be brought to the Plant.

“Transportation Services” has the meaning given such term in Section 3.1(d).

“Truck” means a standard NGL carrying truck.

“Truck Bay” means an industry standard NGL transloading station for one Truck being capable of loading a Truck within one hour following hook-up and operating (in principle) 24 hours per Day.

“Truck Loading Fee” has the meaning set forth in Exhibit G-1.

“Truck Loading Point” means a Delivery Point that is marked as “Truck” in the “Receiving Facility” column on Exhibit I.

“Uneconomic” has the meaning given such term in Section 10.1(b)(i).

“Unit Train” means a train with at least 100 Rail Tank Cars.

“Updated Development Plan” has the meaning given such term in Section 5.1(a).

“Well” means a well for the production of hydrocarbons that is either producing, or is intended to produce, Dedicated Production.

“Year” means a period of time on and after January 1 of a calendar year through and including December 31 of the same calendar year; provided that the first Year shall commence on the Execution Date and run through December 31 of that calendar year, and the last Year shall commence on January 1 of the calendar year and end on the Day on which this Agreement terminates.

“Y-Grade” means that raw make mixture of NGLs recovered after processing, but before fractionation, consisting primarily of propane and heavier NGLs.

Appendix II - Page 10

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX III

SERVICE INTERFACE RULES

1.1 Generally. These Service Interface Rules set forth certain rules and procedures according to which Provider will provide certain of the System Services to Customer, including the Loading Services.

1.2 Train Scheduling. Customer shall be responsible for arranging and coordinating rail transportation for any Customer NGLs delivered by or on behalf of Provider to the Rail Car Loading Points.

(a) Customer shall, as promptly as possible, keep Provider regularly informed as to (i) any rail transportation provider Customer has contracted to move any Customer NGLs, (ii) the number and dimensions of any Trains and Rail Tank Cars that Customer has contracted to carry (or expects to contract to carry) such Customer NGLs, and (iii) the planned destinations of any such Trains and Rail Tank Cars, if available.

(b) At all times during the Term, Customer shall have under contract with rail transportation providers sufficient Trains and Rail Tank Cars to move all Customer NGLs Nominated to the Rail Car Loading Points (or expected to be so Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) take away all such Customer NGLs from the Plant in a timely manner, and (ii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the destinations for such Customer NGLs, (B) the expected loading and offloading time of such Trains and Rail Tank Cars, and (C) bad car rates, maintenance and repair estimates and expected service interruption rates.

(c) Customer shall have an obligation to maintain at or near the Plant readily available spare parts for Trains and Rail Tank Cars consistent with reasonably anticipated repair and replacement needs, as notified to Customer or posted on Provider’s website from time to time. Customer shall promptly remove from the Plant any Trains or Rail Tank Cars requiring repairs, unless Customer has retained Provider to perform such repairs. In the event Customer does not have readily available at or near the Plant a spare part needed to repair a Train or Rail Tank Car, as applicable, then in addition to other remedies to which Provider may be entitled, Provider may bad order the applicable Rail Tank Car.

(d) Customer shall use reasonable efforts to arrange rail transportation for all Customer NGLs Nominated to the Rail Car Loading Points (or expected to be so Nominated by Customer) pursuant to this Agreement at such times and at such rates that are substantially even and coordinated with its Tendering of Customer Gas at the Receipt Points and Nominations for delivery of such Customer NGLs to the Rail Car Loading Points and otherwise in a manner that prevents Bunching.

(e) Provider shall use its commercially reasonable efforts to schedule the Loading Services of Customer NGLs Nominated to the Rail Car Loading Points pursuant to this Agreement consistent with the applicable Nominations of Customer.

Appendix III - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.3 Truck Scheduling. Customer shall be responsible for arranging and coordinating truck transportation for any Customer NGLs delivered by or on behalf of Provider to the Truck Loading Points.

(a) Customer shall be entitled to use the Truck Bays at the Plant at such times as Provider shall reasonably schedule, subject to availability, for purposes of receipt of the Nominated deliveries of Customer NGLs at the Truck Loading Points. Customer shall keep Provider regularly and promptly informed as to those times when Customer will not be using a Truck Bay at its previously Nominated and scheduled time.

(b) Customer shall, as promptly as possible, keep Provider regularly informed as to (i) any truck transportation provider Customer has contracted to move Customer NGLs, (ii) the number and dimensions of any Trucks that Customer has contracted to carry (or expects to contract to carry) such Customer NGLs, and (iii) the planned destinations of any such Trucks, if available.

(c) At all times during the Term, Customer shall have under contract with truck transportation providers sufficient Trucks to move all Customer NGLs Nominated to the Truck Loading Points (or expected to be so Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) take away all such Customer NGLs from the Plant in a timely manner, and (ii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the destinations for such Customer NGLs, (B) the expected loading and offloading time of such Trucks, and (C) maintenance and repair estimates and expected service interruption rates.

(d) Customer shall use reasonable efforts to arrange Truck transportation for all Customer NGLs Nominated to the Truck Loading Points (or expected to be so Nominated by Customer) pursuant to this Agreement at such times and at such rates that are substantially even and coordinated with its Tendering of Customer Gas at the Receipt Points and Nominations for delivery of such Customer NGLs to the Truck Loading Points and otherwise in a manner that prevents Bunching.

(e) Provider shall use its commercially reasonable efforts to schedule the Loading Services of Customer NGLs Nominated to the Truck Loading Points pursuant to this Agreement consistent with the applicable Nominations of Customer.

1.4 Train and Truck Loading.

(a) Customer shall use reasonable efforts to coordinate the arrival of all Trains, Rail Tank Cars and Trucks at the Plant in accordance with the agreed Nominations. Provider shall use its commercially reasonable efforts to accommodate such adjustments to Arrival Times as Customer’s rail or truck transportation provider may reasonably request. Customer shall provide Provider with as much advance notice as possible with respect to any alteration to any Nomination, including any change in the proposed Arrival Time, Train or Truck size, and Rail Tank Car or Truck dimensions. Customer shall additionally permit Provider to coordinate any alterations to an agreed Arrival Time directly with the applicable rail or truck transportation provider, as applicable.

Appendix III - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) In accordance with such agreed Arrival Times, Customer shall have the right to bring its Trains, Rail Tank Cars and Trucks to the Plant for purposes of loading Customer NGLs (in accordance with and to the extent agreed in accordance with the Agreement, including the Nomination provisions hereof). Provider shall use its commercially reasonable efforts to provide the Loading Services with respect to such Customer NGLs in a timely manner. Customer shall use reasonable efforts to cause all Trains, Rail Tank Cars and Trucks to depart from the Plant in a timely manner following the applicable loading or offloading of such Nominated Customer Oil.

(c) Customer shall notify Provider of any Transportation Event as soon as possible, but in any event not less than one Business Day after the occurrence of such event.

Appendix III - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-1

PLANT

Tioga Gas Plant

The Plant is located in Tioga, North Dakota, and consists of a 250,000 Mcf/Day cryogenic Gas processing facility with ethane recovery capabilities that produces low Btu, pipeline-quality natural gas and a 60,000 Barrels/Day fractionation facility with NGL fractionation capabilities for ethane, propane and butane and natural gasoline. The Plant is capable of processing sour gas and can recover up to 225 long tons per day of sulfur.

The Plant was initially constructed in 1954. The Plant subsequently underwent a large-scale expansion, refurbishment and optimization project that was completed in late March 2014, during which a new cryogenic processing train with a nameplate processing capacity of 250,000 Mcf/Day was installed.

As used herein, the “Plant” and the “TGP System” specifically exclude the CNG terminal that is under construction at the Plant Site.

Exhibit A-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-2

PLANT FACILITIES

Hess North Dakota Natural Gas Pipeline

The TGP System includes the Hess North Dakota Natural Gas Pipeline, an approximately 60-mile 10.75-inch Residue Gas pipeline that connects the Plant to the interstate Northern Border Pipeline at Cherry Creek, North Dakota. This pipeline was constructed in 1992 and is capable of delivering 65,000 Mcf/Day of Residue Gas to the Northern Border Pipeline at Cherry Creek and up to 25,000 Mcf/Day of Residue Gas to gas lift operations in McKenzie and Williams Counties, North Dakota.

3rd Party Residue Gas Line Interconnections

The TGP System also includes direct Residue Gas pipeline connections to both the Alliance Pipeline and the Williston Basin Interstate Pipeline.

The total Residue Gas offtake capacity from the TGP System into the Hess North Dakota Natural Gas Pipeline, Alliance Pipeline and the Williston Basin Interstate Pipeline is approximately 190,000 Mcf/Day.

NGL Truck Loading Racks, NGL Storage, and Refined Product Line Interconnections

The TGP System also includes four NGL truck loading racks with an aggregate loading capacity of 11,000 Barrels/Day of propane to serve the local propane market, as well as 22 NGL bullet storage tanks and five NGL storage tanks with a combined shell capacity of approximately 36,000 Barrels of propane, 18,000 Barrels of butane and 34,000 Barrels of natural gasoline.

Exhibit A-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B-1

DEDICATED AREA

For purposes of this Agreement, as of the Execution Date, the “Dedicated Area” is the entire Bakken Area.

Exhibit B-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B-2

DEDICATED CONTRACTS

Counter Party	Contract #	Termination[2]
**	G-0177	**
**	G-0305	**
**	G-0320	**
**	G-0082	**
**	G-0151	**
**	G-0282	**
**	G-0368	**
**	G-0343	**
**	G-0296	**
**	G-0295	**
**	G-4027	**
**	G-0382	**
**	G-0062	**
**	G-0052	**
**	G-0280	**
**	G-0330	**
**	G-0304	**
**	G-0297	**
**	G-0289	**
**	G-0317	**
**	G-0323	**
**	G-0324	**
**	G-0365	**
**	G-0316	**
**	G-0284	**
**	G-0308	**
**	G-0309	**
**	G-0316	**

[2]	See Key on Page 4 of Exhibit B-2 for list of abbreviations.

Exhibit B-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Counter Party	Contract #	Termination[2]
**	G-0322	**
**	G-0369	**
**	G-0300	**
**	G-0053	**
**	G-0315	**
**	G-0275	**
**	G-0306	**
**	G-0348	**
**	G-0364	**
**	G-0055	**
**	G-0086	**
**	G-0088	**
**	G-0056	**
**	G-0079	**
**	G-0361	**
**	G-0338	**
**	G-0328	**
**	G-0006	**
**	G-0058	**
**	G-0009	**
**	G-0084	**
**	G-0269	**
**	G-0281	**
**	G-0090	**
**	G-0085	**
**	G-0298	**
**	G-0277	**
**	G-0089	**
**	G-0266	**
**	G-0329	**
**	G-0342	**
**	G-0262	**

Exhibit B-2 - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Counter Party	Contract #	Termination[2]
**	G-0251	**
**	G-0264	**
**	G-0310	**
**	G-0353	**
**	G-0362	**
**	G-0366	**
**	G-0286	**
**	G-0301	**
**	G-0327	**
**	G-0283	**
**	G-0272	**
**	G-0332	**
**	G-0333	**
**	G-0341	**
**	G-0367	**
**	G-0050	**
**	G-0014	**
**	G-0070	**
**	G-0131	**
**	G-0351	**
**	G-0337	**
**	G-0337	**
**	G-0318	**
**	G-0386	**
**	G-0080	**
**	G-0287	**
**	G-0326	**
**	G-0347	**
**	G-0081	**
**	G-0083	**
**	G-0331	**
**	G-4028	**

Exhibit B-2 - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Counter Party	Contract #	Termination[2]
**	G-0346	**
**	G-0354	**
**	G-0339	**
**	G-0091	**
**	G-0344	**
**	G-0359	**
**	G-0336	**
**	G-0299	**
**	G-0285	**
**	G-0285	**
**	G-0319	**
**	G-0325	**
**	G-0335	**

Abbreviation	Definition
LOL	Life of Lease
MTM	Month to Month
YTY	Year to Year

Exhibit B-2 - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT C

CONFLICTING DEDICATIONS

Party	Agreement	Effective	Term
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

For the avoidance of doubt, no Customer Gas subject to a Conflicting Dedication is, or shall be, included in any Dedicated Production Estimates contained in any Development Plan delivered by Customer hereunder while the applicable Conflicting Dedication is still in effect.

Exhibit C - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT D

INITIAL DEVELOPMENT PLAN

Notwithstanding anything in Section 5.1 to the contrary, the Parties acknowledge that the Initial Development Plan contained in this Exhibit D does not contain all of the information called for by Section 5.1 with respect to each Development Plan, as it is recognized that current Customer reporting, process, and system capabilities limit the Initial Development Plan to the detail shown below.

SCHEDULE 1-A – DEDICATED PRODUCTION ESTIMATES BY RECEIPT POINT (HIGH & LOW PRESSURE)3

(MMCF/D) and (MMCFE/D), as applicable

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[3]	Schedule 1-A is broken out by general Receipt Point groups, and not by individual Receipt Points, and contains information as to both the high pressure and low pressure Receipt Points. Additionally, all Injected NGL volumes included in the Dedicated Production Estimates have, for purposes of Schedule 1-A, been converted to MCFEs and included with the Gas volumes shown above. See lead in paragraph to this Exhibit D.

Exhibit D - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE 1-B – DEDICATED PRODUCTION ESTIMATES BY RECEIPT POINT (HIGH PRESSURE)4

(MMCF/D) and (MMCFE/D), as applicable

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[4]	Schedule 1-B is broken out by general Receipt Point groups, and not by individual Receipt Points, and contains information only as to the high pressure Receipt Points. Additionally, all Injected NGL volumes included in the Dedicated Production Estimates have, for purposes of Schedule 1-B, been converted to MCFEs and included with the Gas volumes shown above. See lead in paragraph to this Exhibit D.

Exhibit D - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE 2 – DEDICATED PRODUCTION ESTIMATES BY DELIVERY POINT5

(MMCF/D FOR RESIDUE GAS, MBBLS/D FOR NGLS

RESIDUE GAS

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
HNDP	**	**	**	**	**	**	**	**	**	**	**	**
Gas Lift	**	**	**	**	**	**	**	**	**	**	**	**
Northern Border	**	**	**	**	**	**	**	**	**	**	**	**
WBI	**	**	**	**	**	**	**	**	**	**	**	**
Alliance	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
HNDP	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Gas Lift	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Northern Border	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
WBI	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Alliance	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[5]	Schedule 2 is broken out by general Receipt Point groups, and not by individual Receipt Points, and contains information only as to the high pressure Receipt Points. See lead in paragraph to this Exhibit D.

Exhibit D - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(MMCF/D FOR RESIDUE GAS, MBBLS/D FOR NGLS

SCHEDULE 2

(continued)

NGLs

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Alliance	**	**	**	**	**	**	**	**	**	**	**	**
Aux Sable	**	**	**	**	**	**	**	**	**	**	**	**
Vantage	**	**	**	**	**	**	**	**	**	**	**	**
Truck Rack	**	**	**	**	**	**	**	**	**	**	**	**
By Pipe to TRT	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Alliance	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Aux Sable	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Vantage	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Truck Rack	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
By Pipe to TRT	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Exhibit D - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT E

INITIAL SYSTEM PLAN

The Initial System Plan includes the information required by Section 5.2(b):

Section 5.2(b)(i): See Exhibit H and Exhibit I.

Section 5.2(b)(ii): See Schedule 1 attached below.

Section 5.2(b)(iii): See Schedule 1 attached below.

Section 5.2(b)(iv): N/A for Initial System Plan.

SCHEDULE 1: 2014 PLANT EXPANSIONS; FACILITIES MODIFICATIONS; AND TARGET COMPLETION DATES

$(thousands)	2013
Various TGP Expansion Items	**
Total	**

Exhibit E - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Included below is the System Budget that corresponds to the Initial System Plan set forth in this Exhibit E.

Such System Budget includes the information required by Section 5.2(c):

Section 5.2(c)(i): See Schedule A attached below.

Section 5.2(c)(ii): See Schedule B-1 and Schedule B-2 attached below.

Section 5.2(c)(iii): See Schedule C-1 and Schedule C-2 attached below.

Section 5.2(c)(iv): See Schedule D-1 and Schedule D-2 attached below.

SCHEDULE A: PLANT EXPANSION CAPITAL EXPENDITURES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Various TGP Expansion Items	**	**	**	**	**	**	**	**	**	**
Total	**	**	**	**	**	**	**	**	**	**

SCHEDULE B-1: PLANT MAINTENANCE CAPITAL ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Maintenance Capital	**	**	**	**	**	**	**	**	**	**

SCHEDULE B-2: HNDP MAINTENANCE CAPITAL ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Maintenance Capital	**	**	**	**	**	**	**	**	**	**

Exhibit E - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE C-1: PLANT OPERATING EXPENSE ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Operating Expense	**	**	**	**	**	**	**	**	**	**

SCHEDULE C-2: HNDP OPERATING EXPENSE ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Operating Expense	**	**	**	**	**	**	**	**	**	**

SCHEDULE D-1: PLANT ESTIMATED SCHEDULE OF MAINTENANCE

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Estimated Schedule of Maintenance	**	**	**	**	**	**	**	**	**	**

SCHEDULE D-2: HNDP ESTIMATED SCHEDULE OF MAINTENANCE

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Estimated Schedule of Maintenance	**	**	**	**	**	**	**	**	**	**

Exhibit E - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT F

INITIAL MINIMUM VOLUME COMMITMENTS

MVC:	MVC AMOUNT (MCF/DAY)[6]:
	1Q 2014	2Q 2014	3Q 2014	4Q 2014
Minimum Volume Commitment	76,800	120,000	133,000	182,000

[6]	The MVC will be measured in Mcf/Day (in the case of Customer Gas) and MCFE/Day (in the case of Customer Injected NGLs), as applicable.

Exhibit F - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G-1

FEES

FEE TYPE:	FEE AMOUNT:
Processing Fee	$	**/Mcf	[7]
Gas Lift Fee	$	**/Mcf
Rail Loading Fee	$	**/Barrel
Truck Loading Fee	$	**/Barrel
HNDP Fee	$	**/Mcf

[7]	The Processing Fee will be applied on a per Mcf basis (in the case of Customer Gas) and a per MCFE basis (in the case of Customer Injected NGLs), as applicable.

Exhibit G-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G-2

FEE RECALCULATION MODEL

Original Methodology

•	The production profile used will be based on the Initial Development Plan. To the extent appropriate, the production profile is adjusted by an operating factor of **% to reflect realistic operations. Further, the Initial Development Plan will be adjusted to reflect major maintenance and turnarounds.

•	Initial capital (opening balance) is based upon net book value as of December 31, 2013.

•	Committed Build-Out Costs and Maintenance Capital Estimates are based on the Initial System Plan.

•	Operating Expense Estimates are derived from the Initial System Plan.

•	Includes projected public company and executive management costs allocated on a pro rata basis to the assets.

•	Includes major maintenance and turnaround expenses

•	“Residual Value” equals the sum of (a) initial capital and Committed Build-Out Costs over the Initial Term (10 years), multiplied by (b) the ratio of cumulative throughput from the Initial Development Plan in the Initial Term (10 years), divided by (c) the cumulative throughput from the Initial Development Plan over the full plan period (20 years).

•	The Return on Capital (unadjusted), using a mid-year convention, was utilized.

•	Fees are expressed as an escalating $/Mcf or $/Barrel, as applicable, figure required to achieve the Return on Capital.

•	Fees are escalated based on the average annual percentage change in the CPI for the 10 years prior to each Recalculation Election date or 2.4% for calendar year 2014 and will be expressed on an annual basis in forward years.

•	Market-based Fees not subject to target return calculation but subject to CPI escalation:

•	Truck Loading Fee

•	HNDP Fee

•	Gas Lift Fee

•	If applicable, pass-through costs (power and utilities, other) and market-based revenue streams (compression fees, short-haul/injection fees, other) are set to offset costs to be recovered.

Exhibit G-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Redetermination Methodology

Each year, if a Recalculation Election is made pursuant to Section 7.1(g), the Fees will be recalculated to reflect:

•	The enumerated items in Section 7.1(g)(i) through (ix).

•	The present value of prior year(s) revenue and throughput will be subtracted from the “Required Cost Recovery” and “Escalating Tariff Throughput” (as each such term is used in the following example calculations) calculations so that the new Fees reflect costs to be recovered over the remaining Term coupled with expected throughput.

•	Operating Expense Estimates based upon the latest updated System Plan for the applicable year and subsequent years. Prior year(s) operating expenses will not be trued-up to actuals.

•	Projected public company and executive management costs allocated on a pro rata basis to the assets.

•	Major maintenance and turnaround expenses not otherwise included in the above listed items.

•	Any scheduled downtime of the TGP System.

•	Adjusted Residual Value based on latest Updated Development Plan.

•	All other assumptions will be the same as the Original Methodology set forth above.

Exhibit G-2 - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Example Fee Calculation

		Calculation / Notes	2013	2014	2015	2016	2017	2018	2019	2020	2021	20 22	2023	2024
A	Discounting Date		31- Dec	30-Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30-Jun
B	IRR (**%)
C	Tariff Escalation Index (**%)	CPI –annual update	**	**	**	**	**	**	**	**	**	**	**	**
Cost Estimates
D	Initial capital		#
E	Committed Build- Out Costs			#	#	#	#	#	#	#	#	#	#
F	Maintenance Capital Estimates			#	#	#	#	#	#	#	#	#	#
G	Operating Expenses			#	#	#	#	#	#	#	#	#	#

H	Total Costs before Add backs	D+E+F+G	#	#	#	#	#	#	#	#	#	#	#
Add backs (decreases required cost recovery)
I	Power & Utilities Pass- through *			- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
J	Compression Revenues *	= $** * C * High Pressure Gas		- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
K	Short- Haul / Injection Revenues *	=$** * C * Short-Haul Vol.		- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
L	Residual Value	See description												- #

M	Total Add backs	I+J+K+L		#	#	#	#	#	#	#	#	#	#	#
N	Net Total Costs	H- M	#	#	#	#	#	#	#	#	#	#	#	#
O	Required Cost Recovery	=XNPV ( B, A, N)	PV @ **% as of 1/1/14
Throughput Estimate (Mbbls or MMcf)			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
P	2014 Nomination			#	#	#	#	#	#	#	#	#	#
Q	Operating Factor *			%	%	%	%	%	%	%	%	%	%
R	Net Throughput	= P * Q		#	#	#	#	#	#	#	#	#	#
S	Escalated Net Throughput	= R * C		#	#	#	#	#	#	#	#	#	#
T	Escalating Tariff Throughput	=X N PV ( B , A , S)	PV @ **% as of 1/1/14
Tariff Rate & Tariff Revenue			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
U	2014 Tariff Rate ($/Bbl or $/Mcf)	= O / T
V	Tariff Revenue	xnpv ( B , A , V) = O		U*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R

*	Note: Not applicable to all tariffs

Exhibit G-2 - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Example Redetermination Election Fee Calculation (First Redetermination Election)

		Calculation / Notes	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
A	Discounting Date		31- Dec	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun
B	IRR (TBD%)
C	Tariff Escalation Index (TBD%)
		CPI –annual update	**	**	**	**	**	**	**	**	**	**	**	**
**% used for illustrative purposes
Cost Estimates
D	Initial capital		#
E	Committed Build- Out Costs			Actual	#	#	#	#	#	#	#	#	#
F	Maintenance Capital Estimates			Actual	#	#	#	#	#	#	#	#	#
G	Operating Expenses			ISP	#	#	#	#	#	#	#	#	#
H	Total Costs before Add backs	D+E+F+G	#	Actual/ISP	#	#	#	#	#	#	#	#	#
Add backs (decreases required cost recovery)
I	Power & Utilities Pass- through *			Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
J	Compression Revenues *	= $** * C * High Pressure Gas		Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
K	Short- Haul / Injection Revenues *	=$** * C * Short-Haul Vol.		Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
L	Residual Value	See description												- #
M	Total add backs	I+J+K+L		Actual	#	#	#	#	#	#	#	#	#	#
N	Net Total Costs	H- M	#	Actual/ISP	#	#	#	#	#	#	#	#	#	#
=xnpv( B, A , N) –
O	Required Cost Recovery	xnpv (2014 actual revenue)	PV @ TBD% as of 1/1/14 for Redetermination
Throughput Estimate (Mbbls or MMcf)			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
P	2015 Nomination			n/a	#	#	#	#	#	#	#	#	#
Q	Operating Factor *			n/a	%	%	%	%	%	%	%	%	%
R	Net Throughput	= P * Q		Actual	#	#	#	#	#	#	#	#	#
S	Escalated Net Throughput	= R * C		#	#	#	#	#	#	#	#	#	#
=xnpv( B , A , S) –
T	Escalating Tariff Throughput	xnpv (2014 actual throughput)	PV @ TBD% as of 1/1/14 for Redetermination

Tariff Rate & Tariff Revenue			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
U	2015 Tariff Rate in 2014 $ ($/Bbl or $/Mcf)	= O / T		2014 Rate	U * C	U * C	U * C	U * C	U * C	U * C	U * C	U * C	U * C
xnpv ( B, A, V) –
V	Tariff Revenue			Actual	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R
xnpv (2014 actual revenue) = O

Exhibit G-2 - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G-3

TARGET ETHANE RECOVERY TABLES

NGL	Ethane Recovery Mode (Recovery Rate)	Ethane Rejection Mode (Recovery Rate)
Ethane	**%	**%
Propane	**%	**% Months 1 to 6; **% thereafter
Butane	**%	**%
C5+ Content	**%	**%

Exhibit G-3 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT H

RECEIPT POINTS

Receipt Point	Originating Facility	Size	Gas / Injected NGLs	Notes	Meter #	Existing / Future
1. **	**	**	**	**	**	**
2. **	**	**	**	**	**	**
3. **	**	**	**	**	**	**
4. **	**	**	**	**	**	**
5. **	**	**	**	**	**	**
6. **	**	**	**	**	**	**
7. **	**	**	**	**	**	**
8. **	**	**	**	**	**	**
9. **	**	**	**	**	**	**

Exhibit H - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT I

DELIVERY POINTS

Delivery Point	Receiving Facility	Size/Type of Pipe	Residue Gas /NGL	Notes	Meter #	Existing/ Future
1. **	**	**	**	**	**	**
2. **	**	**	**	**	**	**
3. **	**	**	**	**	**	**
4. **	**	**	**	**	**	**
5. **	**	**	**	**	**	**
6. **	**	**	**	**	**	**
7. **	**	**	**	**	**	**
8. **	**	**	**	**	**	**
9. **	**	**	**	**	**	**
10. **	**	**	**	**	**	**
11. **	**	**	**	**	**	**
12. **	**	**	**	**	**	**
13. **	**	**	**	**	**	**
14. **	**	**	**	**	**	**
15. **	**	**	**	**	**	**

Exhibit I - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Delivery Point	Receiving Facility	Size/Type of Pipe	Residue Gas /NGL	Notes	Meter #	Existing/ Future
16. **	**	**	**	**	**	**
17. **	**	**	**	**	**	**
18. **	**	**	**	**	**	**
19. **	**	**	**	**	**	**
20. **	**	**	**	**	**	**
21. **	**	**	**	**	**	**
22. **	**	**	**	**	**	**
23. **	**	**	**	**	**	**
24. **	**	**	**	**	**	**
25. **	**	**	**	**	**	**
26. **	**	**	**	**	**	**
27. **	**	**	**	**	**	**
28. **	**	**	**	**	**	**

Exhibit I - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT J

INSURANCE

Each of the Parties shall maintain or self-insure, and shall require its applicable subcontractors or agents who (a) in the case of Provider, are providing any of the System Services hereunder, or (b) in the case of Customer, are delivering any Gas or Injected NGLs to the Receipt Points and/or receiving any Residue Gas or NGLs at the Delivery Points hereunder, in each case, to maintain or self-insure, during the Term, the following insurance coverage:

1.	Workers’ Compensation Insurance, covering obligations under all applicable Laws and employer’s liability insurance in the amount of $1,000,000 per occurrence.

2.	General Liability Insurance, including contractual liability, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage with a $2,000,000 annual aggregate.

3.	Automobile Liability Insurance, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage. Such automobile insurance will apply to all owned and non-owned vehicles.

Exhibit J - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT K

FORM OF CUSTOMER GUARANTEE

GUARANTY

In consideration of Hess Tioga Gas Plant LLC (“Beneficiary”) agreeing at the request of Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036 (“Guarantor”) to enter into and execute that certain Gas Processing and Fractionation Agreement, dated             , 2014 (the “Agreement”) with Hess Trading Corporation, a Delaware Corporation (“Obligor”), Guarantor does hereby guarantee to Beneficiary, irrevocably and unconditionally, except as set forth in this Guaranty, the payment, upon Beneficiary’s demand, by Obligor of all obligations of Obligor to Beneficiary under the Agreement, whether now in existence or hereafter arising (the “Guaranteed Obligation”).

Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation to which it may apply, and, except as provided in this Guaranty, waives presentment, demand for payment, protest, notice of dishonor, non-payment or non-performance of any such obligation, suit or the taking of other action by Beneficiary against, and any other notice to, Obligor, Guarantor or others.

Beneficiary may at any time and from time to time without notice or consent of Guarantor (a) agree with Obligor to make any change in, or amend, the terms of any Guaranteed Obligation, (b) take or fail to take any action in respect of any security for any Guaranteed Obligation, (c) exercise or refrain from exercising any rights against Obligor or others under the Agreement, or (d) compromise or subordinate any Guaranteed Obligation, including any security therefor, with the assurance that the obligation of Guarantor to Beneficiary will not be impaired or compromised beyond that which is ultimately agreed to between Beneficiary and Obligor.

This guaranty shall continue in full force and effect until the date of termination of the Guaranteed Obligation. It is understood, however, that notwithstanding any such expiration or termination taking effect, this Guaranty shall continue in full force and effect with respect to any Guaranteed Obligation guaranteed hereunder which have been incurred, arise or otherwise relate to any period prior to such expiration or termination becoming effective. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be reinstated or returned due to bankruptcy or insolvency laws or otherwise.

This Guaranty is one of payment and not one of collection. Beneficiary may make written demand directly on Guarantor for such payment upon default by Obligor of any Guaranteed Obligation. In addition, Guarantor, upon demand, will reimburse Beneficiary for reasonable attorney fees necessarily incurred by Beneficiary in collection of payments or enforcement of performance hereunder. Except as to applicable statutes of limitation, delay by Beneficiary in making demand will not alter Guarantor’s obligation under this Guaranty and Beneficiary will not be required to exhaust any remedies it may have against Obligor.

Notices and demands are to be made (i) via personal delivery, express courier or certified mail, postage prepaid and return receipt requested, with such method of delivery effective upon receipt, or (ii) via electronic mail, with such method of delivery effective upon confirmation of receipt (but only if followed by transmittal by personal delivery or express courier for delivery on the next business day). Any notice to Guarantor or demand on Guarantor must be made to the following address, to the attention of Vice President, Chief Risk Officer: Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036, RiskLegal@hess.com.

Exhibit K - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS DOCTRINE WHICH WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO FEDERAL COURTS LOCATED WITHIN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK.

EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH OF GUARANTOR AND BENEFICIARY (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT GUARANTOR AND BENEFICIARY, AS APPLICABLE, HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

No term of provision of this Guaranty may be waived, amended, supplemented or otherwise modified except in a writing signed by Guarantor and Beneficiary.

This Guaranty embodies the entire terms of the guaranty of payment by Guarantor to Beneficiary for the Guaranteed Obligation, superseding any related prior understandings or agreements.

This Guaranty is executed effective as of                     , 2014.

HESS CORPORATION

Exhibit K - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT L

NOTICE INFORMATION

If to Provider:

Hess Tioga Gas Plant LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Senior Commercial Manager
Fax:	(713) 496-8028
Email:	john.cable@hess.com

with a copy to:

Hess Tioga Gas Plant LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Operations Director
Fax:	(713) 496-8028
Email:	jtamborski@hess.com

If to Customer:

Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: Director Commercial – Bakken Fax: (713) 496-8028 Email: bpetersen@hess.com with copies to:

Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: Gas Marketing Team Lead – Gas Marketing Fax: (713) 496-8028 Email: kkifer@hess.com	Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: HTC Legal Fax: (713) 496-8028 Email: cpereyra@hess.com

Exhibit L - Page 1